                                                                     EXHIBIT 4.1

                        ______________________________

                               ALZA CORPORATION



                ZERO COUPON CONVERTIBLE SUBORDINATED DEBENTURES
                               DUE JULY 28, 2020


                         ____________________________


                                   INDENTURE



                           Dated as of July 28, 2000



                    CHASE MANHATTAN BANK AND TRUST COMPANY,
                             NATIONAL ASSOCIATION


                                    TRUSTEE

                     ____________________________________

                               TABLE OF CONTENTS

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                                                                                                                 ----
                                                     ARTICLE 1
                                      DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1    Definitions..................................................................................        1
Section 1.2    Other Definitions............................................................................        7
Section 1.3    Trust Indenture Act Provisions...............................................................        8
Section 1.4    Rules of Construction........................................................................        8

                                                     ARTICLE 2
                                                  THE SECURITIES

Section 2.1    Form and Dating..............................................................................        9
Section 2.2    Execution and Authentication.................................................................       10
Section 2.3    Registrar, Paying Agent and Conversion Agent.................................................       11
Section 2.4    Paying Agent to Hold Money In Trust..........................................................       11
Section 2.5    Securityholder Lists.........................................................................       12
Section 2.6    Transfer and Exchange........................................................................       12
Section 2.7    Replacement Securities.......................................................................       13
Section 2.8    Outstanding Securities.......................................................................       14
Section 2.9    Treasury Securities..........................................................................       14
Section 2.10   Temporary Securities.........................................................................       14
Section 2.11   Cancellation.................................................................................       15
Section 2.12   Additional Transfer and Exchange Requirements................................................       15

                                                     ARTICLE 3
                                               REDEMPTION AND PURCHASES

Section 3.1    Right to Redeem; Notice to Trustee...........................................................       20
Section 3.2    Selection of Securities to Be Redeemed.......................................................       20
Section 3.3    Notice of Redemption.........................................................................       21
Section 3.4    Effect of Notice of Redemption...............................................................       22
Section 3.5    Deposit of Redemption Price..................................................................       22
Section 3.6    Securities Redeemed in Part..................................................................       23
Section 3.7    Conversion Arrangement on Call for Redemption................................................       23
Section 3.8    Purchase of Securities at Option of the Holder Upon Change in Control........................       23
Section 3.9    Effect of Change in Control Purchase Notice..................................................       26

Section 3.10   Deposit of Change in Control Purchase Price..................................................       27
Section 3.11   Securities Purchased In Part.................................................................       27
Section 3.12   Compliance With Securities Laws Upon Purchase of Securities..................................       28
Section 3.13   Repayment to the Company.....................................................................       28

                                                     ARTICLE 4
                                                     CONVERSION

Section 4.1    Conversion Privilege.........................................................................       28
Section 4.2    Conversion Procedure.........................................................................       29
Section 4.3    Fractional Shares............................................................................       30
Section 4.4    Taxes on Conversion..........................................................................       30
Section 4.5    Company to Provide Stock.....................................................................       30
Section 4.6    Adjustment of Conversion Rate................................................................       31
Section 4.7    No Adjustment................................................................................       36
Section 4.8    Adjustment for Tax Purposes..................................................................       36
Section 4.9    Notice of Adjustment.........................................................................       37
Section 4.10   Notice of Certain Transactions...............................................................       37
Section 4.11   Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege............       37
Section 4.12   Trustee's Disclaimer.........................................................................       38
Section 4.13   Voluntary Increase...........................................................................       38

                                                     ARTICLE 5
                                                   SUBORDINATION

Section 5.1    Securities Subordinated to Senior Indebtedness...............................................       39
Section 5.2    Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution,
               Liquidation, Reorganization, Etc., of the Company............................................       39
Section 5.3    Holders to Be Subrogated to Right of Holders of Senior Indebtedness..........................       41
Section 5.4    Obligations of the Company Unconditional.....................................................       41
Section 5.5    Company Not to Make Payment With Respect to Securities in Certain Circumstances..............       41
Section 5.6    Notice to Trustee............................................................................       43
Section 5.7    Application by Trustee of Money Deposited With It............................................       43
Section 5.8    Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of
               Senior Indebtedness..........................................................................       44
Section 5.9    Trustee to Effectuate Subordination..........................................................       44
Section 5.10   Right of Trustee to Hold Senior Indebtedness.................................................       44
Section 5.11   Article 5 Not to Prevent Events of Default...................................................       44
Section 5.12   No Fiduciary Duty Created to Holders of Senior Indebtedness..................................       44

Section 5.13   Article Applicable to Paying Agents..........................................................       44
Section 5.14   Certain Conversions and Repurchases Deemed Payment...........................................       45

                                                     ARTICLE 6
                                                     COVENANTS

Section 6.1    Payment of Securities........................................................................       45
Section 6.2    SEC Reports; Rule 144A Information...........................................................       46
Section 6.3    Compliance Certificates......................................................................       46
Section 6.4    Further Instruments and Acts.................................................................       47
Section 6.5    Maintenance of Corporate Existence...........................................................       47

                                                     ARTICLE 7
                                               SUCCESSOR CORPORATION

Section 7.1    When Company May Merge, Etc..................................................................       47
Section 7.2    Successor Corporation Substituted; Exercise of Rights........................................       48

                                                     ARTICLE 8
                                               DEFAULT AND REMEDIES

Section 8.1    Events of Default............................................................................       48
Section 8.2    Acceleration.................................................................................       50
Section 8.3    Other Remedies...............................................................................       50
Section 8.4    Waiver of Defaults and Events of Default.....................................................       51
Section 8.5    Control by Majority..........................................................................       51
Section 8.6    Limitations on Suits.........................................................................       51
Section 8.7    Rights of Holders to Receive Payment and to Convert..........................................       52
Section 8.8    Collection Suit by Trustee...................................................................       52
Section 8.9    Trustee May File Proofs of Claim.............................................................       52
Section 8.10   Priorities...................................................................................       53
Section 8.11   Undertaking for Costs........................................................................       54
Section 8.12   Waiver of Usury, Stay or Extension Laws......................................................       54

                                                     ARTICLE 9
                                                      TRUSTEE

Section 9.1    Duties of Trustee............................................................................       54
Section 9.2    Rights of Trustee............................................................................       55
Section 9.3    Individual Rights of Trustee.................................................................       56
Section 9.4    Trustee's Disclaimer.........................................................................       56

Section 9.5    Notice of Default or Events of Default.......................................................       56
Section 9.6    Reports by Trustee to Holders................................................................       57
Section 9.7    Compensation and Indemnity...................................................................       57
Section 9.8    Replacement of Trustee.......................................................................       58
Section 9.9    Successor Trustee by Merger, Etc.............................................................       59
Section 9.10   Eligibility; Disqualification................................................................       59
Section 9.11   Preferential Collection of Claims Against Company............................................       59
Section 9.12   Investment of Funds..........................................................................       59

                                                     ARTICLE 10
                                                DISCHARGE OF INDENTURE

Section 10.1   Discharge of Liability on Securities.........................................................       60
Section 10.2   Repayment to the Company.....................................................................       60

                                                     ARTICLE 11
                                          AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 11.1   Without Consent of Holders...................................................................       61
Section 11.2   With Consent of Holders......................................................................       61
Section 11.3   Compliance With Trust Indenture Act..........................................................       63
Section 11.4   Revocation and Effect of Consents............................................................       63
Section 11.5   Notation on or Exchange of Securities........................................................       63
Section 11.6   Trustee to Sign Supplemental Indentures......................................................       63
Section 11.7   Effect of Supplemental Indentures............................................................       63

                                                     ARTICLE 12
                                                    MISCELLANEOUS

Section 12.1   Trust Indenture Act Controls.................................................................       64
Section 12.2   Notices......................................................................................       64
Section 12.3   Communications by Holders With Other Holders.................................................       65
Section 12.4   Certificate and Opinion as to Conditions Precedent...........................................       65
Section 12.5   Record Date for Vote or Consent of Securityholders...........................................       65
Section 12.6   Rules by Trustee, Paying Agent, Registrar and Conversion Agent...............................       66
Section 12.7   Legal Holidays...............................................................................       66
Section 12.8   Governing Law................................................................................       66
Section 12.9   No Adverse Interpretation of Other Agreements................................................       66
Section 12.10  No Recourse Against Others...................................................................       66
Section 12.11  Successors...................................................................................       66
Section 12.12  Multiple Counterparts........................................................................       67

Section 12.13  Separability.................................................................................       67
Section 12.14  Table of Contents, Headings, etc.............................................................       67

                                                     ARTICLE 13
                                    REPURCHASE OF SECURITIES AT OPTION OF THE HOLDER

Section 13.1   General......................................................................................       67
Section 13.2   Company's Right to Elect Manner of Payment of Repurchase Price...............................       69
Section 13.3   Repurchase with Cash.........................................................................       69
Section 13.4   Payment by Issuance of Common Stock..........................................................       70
Section 13.5   Notice of Election...........................................................................       71
Section 13.6   Covenants of the Company.....................................................................       73
Section 13.7   Procedure upon Repurchase....................................................................       73
Section 13.8   Taxes........................................................................................       73
Section 13.9   Effect of Repurchase Notice..................................................................       74
Section 13.10  Deposit of Repurchase Price..................................................................       75
Section 13.11  Securities Repurchased in Part...............................................................       75
Section 13.12  Compliance with Securities Laws Upon Purchase of Securities..................................       75
Section 13.13  Repayment to the Company.....................................................................       75

                                                     ARTICLE 14
                                             SPECIAL TAX EVENT CONVERSION

Section 14.1   Optional Conversion to Interest Bearing Securities Upon Tax Event............................       76
Section 14.2   Payment of Interest; Interest Rights Preserved...............................................       76

                           CROSS REFERENCE TABLE/1/


Trust Indenture Act                                                    Indenture
Section                                                                 Section
-------                                                                 -------

310(a)(1)................................................................   9.10
(a)(2)...................................................................   9.10
(a)(3)...................................................................   N.A.
(a)(4)...................................................................   N.A.
(b)..................................................................  9.8; 9.10
(c)......................................................................   N.A.
311(a)...................................................................   9.11
(b)......................................................................   9.11
(c)......................................................................   N.A.
312(a)...................................................................    2.5
(b)......................................................................   12.3
(c)......................................................................   12.3
313(a)...................................................................    9.6
(b)(1)...................................................................   N.A.
(b)(2)...................................................................    9.6
(c)......................................................................   12.2
(d)......................................................................    9.6
314(a)..........................................................  6.2; 6.3; 12.2
(b)......................................................................   N.A.
(c)(1)...................................................................   12.4
(c)(2)...................................................................   12.4
(c)(3)...................................................................   N.A.
(d)......................................................................   N.A.
(e).................................................................  9.5; 12.5
(f)......................................................................   N.A.
315(a)...................................................................   9.1
(b)......................................................................  12.2
(c)......................................................................   9.1

_________________
    /1/  Note:  This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

(d)......................................................................   9.1
(e)......................................................................  8.11
316(a)(last sentence)....................................................   2.8
(a)(1)(A)................................................................   8.5
(a)(1)(B)................................................................   8.4
(a)(2)...................................................................  N.A.
(b)......................................................................   8.7
317(a)(1)................................................................   8.8
(a)(2)...................................................................   8.9
(b)......................................................................   2.4
318(a)...................................................................  12.1


 N.A. means Not Applicable.

          THIS INDENTURE, dated July 28, 2000 is between ALZA Corporation, a Delaware corporation (the "Company"), and Chase Manhattan Bank and Trust Company, National Association, as Trustee (the "Trustee").

          In consideration of the premises and the purchase of the Securities by the Holders thereof, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the registered Holders of the Company's Zero Coupon Convertible Subordinated Debentures Due July 28, 2020.


                                   ARTICLE 1

                  DEFINITIONS AND INCORPORATION BY REFERENCE

          Section 1.1  Definitions.
                       -----------

          "Additional Interest" shall have the meaning set forth in the Registration Rights Agreement.

          "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition,"control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms"controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent" means any Registrar, Paying Agent or Conversion Agent.

          "Applicable Procedures" means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary that are applicable to such transfer or exchange.

          "Board of Directors" means the board of directors of the Company or any authorized committee of the board of directors.

          "Business Day" means a day that is not a Legal Holiday.

          "Capital Stock" or "capital stock" of any person means any and all shares, interests, partnership interests, participations, rights or other equivalents (however designated) of such person's equity interest (however designated).

          "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

          "Cash" or "cash" means such coin or currency of the United States as at anytime of payment is legal tender for the payment of public and private debts.

          "Certificated Security" means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or
                        ---------
the schedule called for by footnotes 1, 3 and 4 thereof.

          "Common Stock" means the common stock of the Company, $.01 par value, as it exists on the date of this Indenture and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than
                --------  -------
one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

          "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture, and thereafter means the successor.

          "Company Order" means a written request or order signed in the name of the Company by its Chief Executive Officer or a Vice President, and by its Chief Financial Officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of this Indenture is located at 101 California Street, Suite 2725, San Francisco, CA 94111, or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company against fluctuations in currency values.

          "Default" or "default" means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.

          "Exchange Act" means the Securities Exchange Act of 1934.

          "Final Maturity Date" means July 28, 2020.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable from time to time and are consistently applied.

          "Global Security" means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and that includes the
                                          ---------
information and schedule called for by footnotes 1, 3 and 4 thereof and which is deposited with the Depositary or the Securities Custodian and registered in the name of the Depositary or its nominee.

          "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

          "Indebtedness" means, with respect to any person, without duplication,
(a) all liabilities of such person for borrowed money or for the deferred purchase price of property or services, excluding any trade accounts payable and other current liabilities incurred in the ordinary course of business; (b) all obligations of such person evidenced by bonds, notes, debentures, or other similar instruments; (c) all Capitalized Lease Obligations of such person; (d) all guarantees by such person of Indebtedness of the types referred to in this definition; (e) all obligations of such person under or in respect of Currency Agreements and Interest Rate Protection Obligations of such person; and (f) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (e) above.

          "Indenture" means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

          "Initial Issuance Date" means July 28, 2000.

          "Interest Rate Protection Agreement" means any arrangement between the Company and any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

          "Interest Rate Protection Obligations" means the obligations of the Company pursuant to an Interest Rate Protection Agreement.

          "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

          "Issue Price" of any Security means, in connection with the original issuance of such Security, the initial issue price at which the Security is sold as set forth on the face of the Security.

          "Officer" means the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

          "Officers' Certificate" means a certificate signed by two Officers; provided, however, that for purposes of Sections 4.11 and 6.3, "Officers' Certificate" means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and by one other Officer.

          "Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company or the Trustee.

          "Original Issue Discount" of any Security means the difference between the Issue Price and the Principal Amount of the Security as set forth on the face of the Security.

          "Person" or "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, or any other entity or organization, including a government or political subdivision or instrumentality thereof.

          "Principal Amount" of a Security means the Principal Amount at maturity as set forth on the face of the Security.

          "Redemption Date" or "redemption date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

          "Redemption Price" or "redemption price," when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture, as set forth in the form of Security annexed as Exhibit A
                                                                   ---------
hereto.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of July 24, 2000, among the Company, Credit Suisse First Boston Corporation, Chase Securities Inc. and Morgan Stanley & Co. Incorporated.

          "Restricted Certificated Security" means a Certificated Security which is a Transfer Restricted Security.

          "Restricted Global Security" means a Global Security that is a Transfer Restricted Security.

          "Rights" means "Rights" as such term is defined in the Rights Plan.

          "Rights Plan" means that certain Rights Agreement, dated as of December 17, 1999, between the Company and BankBoston, N.A. as rights agent.

          "Rule 144" means Rule 144 under the Securities Act or any successor to such Rule.

          "Rule 144A" means Rule 144A under the Securities Act or any successor to such Rule.

          "SEC" or "Commission" means the Securities and Exchange Commission.

          "Securities" means any of the Company's Zero Coupon Convertible Subordinated Debentures Due July 28, 2020, as amended or supplemented from time to time, that are issued under this Indenture.

          "Securities Act" means the Securities Act of 1933.

          "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

          "Senior Indebtedness" means the principal of and premium, if any, interest and other amounts payable on or in respect of any Indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to, or shall be junior in right of payment to, or shall be pari passu in right of payment with, the Securities.
Notwithstanding the foregoing,"Senior Indebtedness" shall not include (a) Indebtedness evidenced by the Securities, and (b) Indebtedness of the Company to a Subsidiary of the Company.

          "Stated Maturity", when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the Principal Amount of such Security is due and payable.

          "Subsidiary" means, with respect to any person, (i) a corporation a majority of whose outstanding Voting Stock is at the time of determination thereof, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more of its Subsidiaries and (ii) any other person (other than a corporation), including, without limitation, a joint venture, in which such person, one or more Subsidiaries of such person or such person and one or more of its Subsidiaries, directly or indirectly, at the date of determination thereof, owns at least a majority of the ownership interests entitled to vote in the election of directors, managers or trustees thereof (or other persons performing similar functions). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

          "Tax Event" means that the Company shall have received an opinion from independent tax counsel experienced in such matters to the effect that, on or after July 28, 2000, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, in each case, which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after July 28, 2000, there is more than an insubstantial risk that interest (including Original Issue Discount) payable on the Securities either (i) would not be deductible on a current accrual basis or
(ii) would not be deductible under any other method, in either case, in whole or in part, by the Company (by reason of deferral, disallowance or otherwise) for United States Federal income tax purposes.

          "TIA" means the Trust Indenture Act of 1939, as in effect on the date of this Indenture, except as provided in Section 11.3, and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

          "Trading Day" means a day during which trading in securities generally occurs on the NYSE or, if the Common Stock is not listed on the NYSE, on The Nasdaq Stock Market, or if the Common Stock is not quoted on The Nasdaq Stock Market, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then traded.

          "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

          "Trust Officer" means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, including any vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Unrestricted Certificated Security" means a Certificated Security which is not a Transfer Restricted Security.

          "Unrestricted Global Security" means a Global Security which is not a Transfer Restricted Security.

          "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof under ordinary circumstances have the power to vote in the election of the board of directors, managers or trustees of any person (or other persons performing similar functions), irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

          Section 1.2  Other Definitions.
                       -----------------

Term                                    Defined in Section

"Agent Members"                              2.1(b)
"Bankruptcy Law"                             8.1
"Change in Control"                          3.8(a)
"Change in Control Purchase Date"            3.8(a)
"Change in Control Purchase Notice"          3.8(c)
"Change in Control Purchase Price"           3.8(a)
"closing price"                              4.6(e)
"Company Notice"                            13.5
"Company Notice Date"                       13.3
"Conversion Agent"                           2.3
"Conversion Date"                            4.2
"Conversion Rate"                            4.6
"current market price"                       4.6
"Custodian"                                  8.1
"DTC"                                        2.1(a)
"Default Notice"                             5.5
"Depositary"                                 2.1
"Determination Date"                         4.6

"Distribution Date"                                   4.6
"Event of Default"                                    8.1
"Expiration Date"                                     4.6
"Expiration Time"                                     4.6
"Legal Holiday"                                      12.7
"Market Price"                                       13.4
"New Rights Plan"                                     4.6
"NYSE"                                                4.6
"Paying Agent"                                        2.3
"Purchase Agreement"                                  2.1(a)
"Purchased Shares"                                    4.6
"QIB"                                                 2.1(a)
"Registrar"                                           2.3
"Repurchase Date"                                    13.1
"Repurchase Notice"                                  13.1
"Repurchase Price"                                   13.1
"Restated Principal Amount"                          14.1
"Sale Price"                                         13.4
"Subordinated Security Obligations"                   5.2(a)
"Tax Event Date"                                     14.1
"Transfer Certificate"                                2.12
"Transfer Restricted Security"                        2.12
"Triggering Distribution"                             4.6
"Unissued Shares"                                     3.8


          Section 1.3  Trust Indenture Act Provisions.
                       ------------------------------

          Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Securities;

          "indenture security holder" means a Securityholder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the indenture securities means the Company or any other obligor on the Securities.

          All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

          Section 1.4  Rules of Construction.
                       ---------------------

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) words in the singular include the plural, and words in the plural include the singular;

          (4) provisions apply to successive events and transactions;

          (5) the term "merger" includes a statutory share exchange and the term "merged" has a correlating meaning;

          (6) the masculine gender includes the feminine and the neuter;

          (7) references to agreements and other instruments include subsequent amendments thereto; and

          (8) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                   ARTICLE 2

                                THE SECURITIES

          Section 2.1  Form and Dating.
                       ---------------

          The Securities and the Trustee's certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit A
                                                      ---------        ---------
is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required, if any, by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities are being offered and sold by the Company pursuant to a Purchase Agreement, dated July 24, 2000 (the "Purchase Agreement"), among the Company, Credit Suisse First Boston Corporation, Chase Securities Inc. and Morgan Stanley & Co. Incorporated, in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

          (a) Restricted Global Securities.  All of the Securities are initially
              ----------------------------
being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, "QIBs" or individually a "QIB") in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as Securities Custodian for the depositary, The Depository Trust Company ("DTC") (such depositary, or any successor thereto, being hereinafter referred to as the "Depositary"), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate Principal Amount of the Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

          (b) Global Securities in General.  Each Global Security shall
              ----------------------------
represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Securities. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the Principal Amount of outstanding Securities represented thereby shall be made by the Securities Custodian in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian. Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

          (c) Certificated Securities.  Certificated Securities shall be issued
              -----------------------
only under the limited circumstances provided in Section 2.12(a)(1) hereof.

          Section 2.2  Execution and Authentication.
                       ----------------------------

          The Securities shall be executed on behalf of the Company by the manual or facsimile signature of its Chief Executive Officer or one of its Vice Presidents, and attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company. Typographic and other minor errors or defects in any such reproduction of any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate Principal Amount of up to $910,000,000 (plus up to an additional $180,000,000 aggregate Principal Amount issuable upon exercise of the option described in the Purchase Agreement) upon receipt of a Company Order or Orders. The Company Order shall specify the Principal Amount of Securities to be authenticated, shall provide that all such Securities upon initial issuance will be represented by a Restricted Global Security and the date on which each original issue of Securities is to be authenticated. The aggregate Principal Amount of Securities outstanding at any time may not exceed $910,000,000, except as provided in the first sentence of this paragraph and in Section 2.7.

          The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

          The Securities shall be issuable only in registered form without coupons and only in denominations of Principal Amount of $1,000 and any integral multiple thereof.

          Section 2.3  Registrar, Paying Agent and Conversion Agent.
                       --------------------------------------------

          The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a "Registrar"), one or more offices or agencies where Securities may be presented for payment (each, a "Paying Agent"), one or more offices or agencies where Securities may be presented for conversion (each, a "Conversion Agent") and one or more offices or agencies where notices and demands to or upon the

Company in respect of the Securities and this Indenture may be served, which in each case shall initially be the Corporate Trust Office. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture in the Borough of Manhattan, the City of New York, which shall initially be an office or agency of the Trustee at 55 Water Street, Room 234, North Building, New York, NY 10041. The Registrar shall keep a register of the Securities and of their transfer and exchange.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Subsidiary or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 6.1 and Article 10).

          The Company initially appoints the Trustee as Registrar, Paying Agent, Conversion Agent and agent for service of notices and demands in connection with the Securities.

          Section 2.4  Paying Agent to Hold Money In Trust.
                       -----------------------------------

          Prior to 11:00 a.m., New York City time, on each due date of payments in respect of any Security, the Company shall deposit with a Paying Agent a sum of money (in immediately available funds deposited on the due date) or Common Stock sufficient to make such payments so becoming due. A Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and Common Stock held by the Paying Agent for the making of payments in respect of the Securities, and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 11:00 a.m., New York City time, on each due date of the making of payments in respect of the Securities, segregate the money and Common Stock and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and Common Stock held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held intrust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money or Common Stock.

          Section 2.5  Securityholder Lists.
                       --------------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least three Business Days prior to July 28 and January 28 of each year and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          Section 2.6  Transfer and Exchange.
                       ---------------------

          (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal Principal Amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.3, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate Principal Amount at the Registrar's request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided further that this sentence shall not apply to any exchange pursuant to Section 2.10, 2.12(a)(1), 3.6, 3.11, 4.2 (last paragraph), 11.5 or 13.11.

          Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of (a) any Securities for a period beginning 15 Business Days prior to the mailing of any notice of redemption and ending on the close of business on the day of mailing of such notice, (b) any Securities or portions thereof selected or called for redemption (except, in the case of redemption of a Security in part, the portion not to be redeemed) or (c) any Securities or portions thereof in respect of which a Change in Control Purchase Notice or Repurchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion not to be purchased).

          All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

          (b) Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

          Section 2.7  Replacement Securities.
                       ----------------------

          If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as may be reasonably required by them, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company upon a Change in Control pursuant to Article 3 or purchased by the Company on a Repurchase Date pursuant to Article 13, the Company in its discretion may, instead of issuing a new Security, pay, redeem or purchase such Security, as the case may be.

          Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

          Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section 2.7 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          Section 2.8  Outstanding Securities.
                       ----------------------

          Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding.

          If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. If a Paying Agent (other than the Company or an Affiliate of the Company) holds on a Redemption Date, a Change in Control Purchase Date or on the Business Day following a Repurchase Date or Stated Maturity, money or securities, if permitted hereunder, sufficient to pay the Securities (or portions thereof) payable on that date, then on and after that date such Securities (or portions thereof, as the case may be) cease to be outstanding and Original Issue Discount and interest, if any, on such Securities shall cease to accrue; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made. Subject to the restrictions contained in Section 2.9, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security. If a Security is converted in accordance with Article 4, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and Original Issue Discount and interest, if any, shall cease to accrue on such security.

          Section 2.9  Treasury Securities.
                       -------------------

          In determining whether the Holders of the required Principal Amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which the Trustee has actual knowledge that such Securities are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

          Section 2.10  Temporary Securities.
                        --------------------

          Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Securities or authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

          Section 2.11  Cancellation.
                        ------------

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, redemption, payment, purchase pursuant to Section 3.8 or
Article 13, conversion or cancellation and shall deliver the canceled Securities to the Company. All Securities which are redeemed, purchased, converted or otherwise acquired by the Company or any of its Subsidiaries or Affiliates prior to the Final Maturity Date shall be delivered to the Trustee for cancellation and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article 4. Without limitation to the foregoing, any Securities acquired by any investment bankers or other purchasers pursuant to
Section 3.7 shall be surrendered to the Trustee for conversion and thereafter canceled, and may not be reoffered, sold or otherwise transferred.

          Section 2.12  Additional Transfer and Exchange Requirements.
                        ---------------------------------------------

          (a)  Transfer and Exchange of Global Securities.
               ------------------------------------------

               (1) Certificated Securities shall be issued in exchange for interests in the Global Securities only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for the Global Securities or if it at any time ceases to be a "clearing agency" registered under the Exchange Act if so required by applicable law or regulation and a successor depositary is not appointed by the Company within 90 days, (y) an Event of Default has occurred and is continuing or
     (z) the Company in its sole discretion elects not to have the Securities represented by Global Securities. In any such case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate Principal Amount equal to the Principal Amount of such Global Securities in exchange therefor. Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the persons in whose names such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures.

               (2) Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.12(a)(1), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the

     Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (b)  Transfer and Exchange of Certificated Securities.  When
               ------------------------------------------------
Certificated Securities are presented by a Holder to a Registrar with a request:

               (1) to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

               (2) to exchange such Certificated Securities for an equal Principal Amount of Certificated Securities of other authorized denominations,

     such Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange:

               (1) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.6; and

               (2) in the case of a Restricted Certificated Security, such request shall be accompanied by the following additional information and documents, as applicable:

                    (A) if such Restricted Certificated Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate required pursuant to Section 2.12(e)(1));

                    (B) if such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                    (C) if such Restricted Certificated Security is being transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, or
          (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate) and, if the Company or such Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and such Registrar to the effect that such transfer is in compliance with the Securities Act.

          (c) Transfer of a Beneficial Interest in a Restricted Global Security
              -----------------------------------------------------------------
for a Beneficial Interest in an Unrestricted Global Security.  Any person having
------------------------------------------------------------
a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

               (1) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate); or

               (2) if such beneficial interest is being transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate) and, if the Company or the Trustee so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act, the Trustee, as a Registrar and Securities Custodian, shall reduce or cause to be reduced the aggregate Principal Amount of Restricted Global Security by the appropriate Principal Amount and shall increase or cause to be increased the aggregate Principal Amount of the Unrestricted Global Security by a like Principal Amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

          (d) Transfers of Certificated Securities for Beneficial Interest in
              ---------------------------------------------------------------
Global Securities.  In the event that Certificated Securities are issued in
-----------------
exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.12(a)(1) which required such exchange shall have ceased to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

               (1) to register the transfer of such Certificated Securities to a person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security; or

               (2) to exchange such Certificated Securities for an equal Principal Amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for beneficial interests in Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for beneficial interests in Unrestricted Global Securities), the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing, or directing the Securities Custodian to cause, the aggregate Principal Amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall authenticate and deliver a new Global Security; provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

               (1) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first sentence of Section 2.6(a);

               (2) in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

                    (A) if such Restricted Certificated Security is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                    (B) if such Restricted Certificated Security is being transferred pursuant to (i) an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a "restricted security" within the meaning of Rule144, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate),and, if the Company or the Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act;

               (3) in the case of a Restricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A; and

               (4) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, such request need not be accompanied by any additional information or documents.

          (e)  Legends.
               -------

               (1) Except as permitted by the following paragraphs (2) and (3), each Global Security and Certificated Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof and any Common Stock issuable upon conversion thereof) shall bear a legend in substantially the form called for by footnote 2 to Exhibit A
                                                                  ---------
     hereto (each a "Transfer Restricted Security" for so long as such Security or Common Stock issuable upon conversion thereof is required by this Indenture to bear such legend). Each Transfer Restricted Security shall have attached thereto a certificate (a "Transfer Certificate") in substantially the form called for by footnote 5 to Exhibit A hereto.
                                                        ---------

               (2)  Upon any sale or transfer of a Transfer Restricted Security
     (x) pursuant to Rule 144, (y) pursuant to an effective registration statement under the Securities Act or (z) pursuant to any other available exemption (other than Rule 144A) from the registration requirements of the Securities Act and as a result of which, in the case of a Security transferred pursuant to this clause (z), such Security shall cease to be a "restricted security" within the meaning of Rule 144:

                    (A) in the case of any Restricted Certificated Security, any Registrar shall permit the Holder thereof to exchange such Restricted Certificated Security for an Unrestricted Certificated Security, or (under the circumstances described in Section2.12(d)) to transfer such Restricted Certificated Security to a transferee who shall take such Security in the form of a beneficial interest in an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Security; provided, however, that the Holder of such Restricted Certificated Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Section 2.12; and

                    (B) in the case of any beneficial interest in a Restricted Global Security, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Security and shall rescind any restriction on transfer of such beneficial interest; provided, that such Unrestricted Global Security shall continue to be subject to the provisions of Section 2.12(a)(2); and provided, further, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Section 2.12.

               (3) Upon the exchange, registration of transfer or replacement of Securities not bearing the legend described in paragraph (1) above, the Company shall execute and the Trustee shall authenticate and deliver Securities that do not bear such legend and that do not have a Transfer Certificate attached thereto.

          (f)  Transfers to the Company.  Nothing in this Indenture or in the
               ------------------------
Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company or any of its Subsidiaries, which Securities shall thereupon be canceled in accordance with the second to last sentence of Section 2.11.

                                   ARTICLE 3

                           REDEMPTION AND PURCHASES

          Section 3.1  Right to Redeem; Notice to Trustee.
                       ----------------------------------

          The Company, at its option, may redeem the Securities in accordance with the provisions of paragraphs 5 and 6 of the Securities. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount of Securities to be redeemed and the Redemption Price.

          The Company shall give the notice to the Trustee provided for in this
Section 3.1 by a Company Order, in the case of any redemption of less than all of the Securities, at least 30 days before the Redemption Date and, in the case of any redemption of all of the Securities, on or prior to the date of notice of redemption is mailed or caused to be mailed by the Company to the Holders of the Securities pursuant to Section 3.3 (in each case, unless a shorter notice shall be satisfactory to the Trustee).

          Section 3.2  Selection of Securities to Be Redeemed.
                       --------------------------------------

          If less than all of the Securities are to be redeemed, the Trustee shall, at least 15 days but not more than 60 days prior to the Redemption Date, select the Securities to be redeemed. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption, by lot, prorata or by another method the Trustee considers fair and appropriate. Securities in denominations of Principal Amounts of $1,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to Principal Amounts of $1,000 or any multiple thereof) of the Principal Amount of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

          If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as outstanding for the purpose of such selection.

          Section 3.3  Notice of Redemption.
                       --------------------

          At least 15 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed a notice of redemption to each Holder of Securities to be redeemed at such Holder's address as it appears on the Registrar's books. The notice shall identify the Securities to be redeemed (if less than all) and shall state:

               (1)  the Redemption Date;

               (2)  the Redemption Price;

               (3)  the Conversion Rate and any adjustments thereto;

               (4)  the name and address of each Paying Agent and Conversion
     Agent;

               (5) that Securities called for redemption must be presented and surrendered to a Paying Agent to collect the Redemption Price;

               (6) that the Securities called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date;

               (7) that Holders who wish to convert Securities must satisfy the other requirements in paragraph 8 of the Securities;

               (8) that, unless the Company defaults in making the redemption payment, Original Issue Discount on Securities called for redemption and interest, if any, shall cease accruing on and after the Redemption Date;

               (9) if any Security is being redeemed in part, the portion of the Principal Amount of such Security to be redeemed and that, after the Redemption Date, upon presentation and surrender of such Security, a new Security or Securities in aggregate Principal Amount equal to the unredeemed portion thereof will be issued; and

               (10) the CUSIP number or numbers of the Securities.

          If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions.

          At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

          Section 3.4  Effect of Notice of Redemption.
                       ------------------------------

          Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities that are converted in accordance with the provisions of Article 4 and on and after the Redemption Date (unless the Company shall default in the payment of such Securities at the Redemption Price) Original Issue Discount and interest, if any, on the Securities or portion of Securities so called for redemption shall cease to accrue and such Securities shall cease after the close of business on the Business Day next preceding the Redemption Date to be convertible into Common Stock and, except as provided in
Section 10.2, to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the Redemption Price thereof. Upon presentation and surrender to a Paying Agent, such Securities shall be paid at the Redemption Price stated in such notice.

          Section 3.5  Deposit of Redemption Price.
                       ---------------------------

          Prior to 11:00 a.m. New York City time, on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company acts as Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall promptly return to the Company any money, together with interest or dividends, if any, thereon, not required for that purpose because of the conversion of Securities pursuant to Article 4 or, if such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from the trust.

          Section 3.6  Securities Redeemed in Part.
                       ---------------------------

          Upon presentation and surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security equal in Principal Amount to the unredeemed portion of the Security surrendered.

          Section 3.7  Conversion Arrangement on Call for Redemption.
                       ---------------------------------------------

          In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to a Paying Agent (other than the Company or any of its Affiliates) in trust for the Securityholders, on or before 11:00 A.M. New York City time on the Redemption Date, an amount that, together with any amounts deposited with such Paying Agent by the Company for the redemption of such Securities, is not less than the Redemption Price of such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Securities, including interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers; provided, however, that nothing in this Section 3.7 shall relieve the Company of its obligation to pay the Redemption Price on Securities called for redemption. If such an agreement is entered into, any Securities called for redemption and not surrendered for conversion by the Holders thereof prior to the relevant Redemption Date may, at the option of the Company upon written notice to the Trustee, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 4) surrendered by such purchasers for conversion, all as of 11:00 A.M. New York City time on the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase in the same manner as it would money deposited with it by the Company for the redemption of Securities. Without the Paying Agent's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture, in accordance with the indemnity provisions applicable to the Trustee set forth in Section 9.7.

          Section 3.8  Purchase of Securities at Option of the Holder Upon
                       ---------------------------------------------------
Change in Control.
-----------------

          (a) If at any time that Securities remain outstanding there shall occur a Change in Control, Securities shall be purchased by the Company at the option of the Holders thereof as of the date that is 35 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date") at a purchase price equal to the Issue Price plus accrued Original Issue Discount through the Change in Control Purchase Date (or, if the Company has exercised its option provided for in Section 14.1, the Restated Principal Amount plus accrued and unpaid interest through the Change in Control Purchase Date) (the "Change in Control Purchase Price"), subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 3.8.

          A "Change in Control" shall be deemed to have occurred if any of the following occurs after the Initial Issuance Date:

               (1) any "person" or "group" (as such terms are defined below), other than the Company or its Subsidiaries, is or becomes the "beneficial owner" (as defined below), directly or indirectly, of shares of Voting Stock of the Company representing more than 50% of the total voting power of all outstanding classes of Voting Stock of the Company or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors of the Company; or

               (2) the Company consolidates with, or merges with or into, another Person, other than a Subsidiary of the Company, or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company to any Person other than a Subsidiary of the Company, or any Person other than a Subsidiary of the Company consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which the Persons that "beneficially owned" (as defined below), directly or indirectly, shares of Voting Stock of the Company immediately prior to such transaction "beneficially own" (as defined below), in substantially the same proportion, directly or indirectly, shares of Voting Stock of the Company representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee Person, unless, in each case under paragraph (1) or (2) above, at least 80% of the consideration, other than cash payments for fractional shares, in the transaction or transactions constituting the Change in Control, consists of shares of Voting Stock of the Person that are, or upon issuance will be, traded on a national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States; or

               (3) there shall occur the liquidation or dissolution of the Company.

For the purpose of the definition of "Change in Control," (i) "person" and "group" have the meanings given such terms under Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, and the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor provision thereto), (ii) a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture, except that the number of shares of Voting Stock of the Company shall be deemed to include, in addition to all outstanding shares of Voting Stock of the Company and Unissued Shares deemed to be held by the "person" or "group" (as such terms are defined above) or other Person with respect to which the Change in Control determination is being made, all Unissued Shares deemed to be held by all other Persons, and (iii) the terms "beneficially owned" and "beneficially own" shall have meanings correlative to that of "beneficial owner". The term "Unissued Shares" means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Change in Control.

          (b) Within 15 Business Days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control to the Trustee and to each Holder (and to beneficial owners as required by applicable law) and shall cause a copy of such notice to be published in a daily newspaper of national circulation. The notice shall include the form of a Change in Control Purchase Notice to be completed by the Holder and shall state:

               (1) the date of such Change in Control and, briefly, the events causing such Change in Control;

               (2) the date by which the Change in Control Purchase Notice pursuant to this Section 3.8 must be given;

               (3)  the Change in Control Purchase Date;

               (4)  the Change in Control Purchase Price;

               (5)  briefly, the conversion rights of the Securities;

               (6)  the name and address of each Paying Agent and Conversion
     Agent;

               (7)  the Conversion Rate and any adjustments thereto;

               (8) that Securities as to which a Change in Control Purchase Notice has been given may be converted into Common Stock pursuant to
     Article 4 only to the extent that the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

               (9) the procedures that the Holder must follow to exercise rights under this Section 3.8;

               (10) the procedures for withdrawing a Change in Control Purchase Notice, including a form of notice of withdrawal; and

               (11) that the Holder must satisfy the requirements set forth in the Securities in order to convert the Securities.

          If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

          (c) A Holder may exercise its rights specified in subsection (a) of this Section 3.8 upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered
                                   ---------
by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "Change in Control Purchase Notice") to any Paying Agent at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date.

          The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor.

          The Company shall purchase from the Holder thereof, pursuant to this
Section 3.8, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security pursuant to Sections 3.8 through 3.13 also apply to the purchase of such portion of such Security.

          Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Change in Control Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Change in Control Purchase Notice in whole or in a portion thereof that is a Principal Amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.9.

          A Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

          Anything herein to the contrary notwithstanding, in the case of Global Securities, any Change in Control Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the applicable procedures of the Depositary as in effect from time to time.

          Section 3.9   Effect of Change in Control Purchase Notice.
                        -------------------------------------------

          Upon receipt by any Paying Agent of the Change in Control Purchase Notice specified in Section 3.8(c), the Holder of the Security in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Change in Control Purchase Price with respect to such Security. Such Change in Control Purchase Price shall be paid to such Holder promptly following the later of (a) the Change in Control Purchase Date with respect to such Security (provided the conditions in Section 3.8(c) have been satisfied) and (b) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.8(c). Securities in respect of which a Change in Control Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Change in Control Purchase Notice unless such Change in Control Purchase Notice has first been validly withdrawn. A Change in Control Purchase Notice may be withdrawn by means of a written notice (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Change in Control Purchase Date, specifying the Principal Amount of the Security or portion thereof (which must be a Principal Amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.

          Section 3.10  Deposit of Change in Control Purchase Price.
                        -------------------------------------------

          On or before 11:00 a.m. New York City time on the Change in Control Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Change in Control Purchase

Price of all the Securities or portions thereof that are to be purchased as of such Change in Control Purchase Date. The manner in which the deposit required by this Section 3.10 is made by the Company shall be at the option of the Company, provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Change in Control Purchase Date.

          If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Change in Control Purchase Price of any Security for which a Change in Control Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Change in Control Purchase Date, such Security will cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Change in Control Purchase Price as aforesaid).

          Section 3.11  Securities Purchased In Part.
                        ----------------------------

          Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent and promptly after the Change in Control Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered that is not purchased.

          Section 3.12  Compliance With Securities Laws Upon Purchase of
                        ------------------------------------------------
Securities.
----------

          In connection with any offer to purchase or purchase of Securities under Section 3.8, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), if applicable, under the Exchange Act,
(b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer, all so as to permit the rights of the Holders and obligations of the Company under Sections
3.8 through 3.11 to be exercised in the time and in the manner specified therein.

          Section 3.13  Repayment to the Company.
                        ------------------------

          Subject to the provisions of Section 5.7, to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.10 exceeds the aggregate Change in Control Purchase Price together with interest, if any, thereon of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Change in Control Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess to the Company.

                                   ARTICLE 4

                                  CONVERSION

          Section 4.1  Conversion Privilege.
                       --------------------

          A Holder of a Security may convert the Principal Amount of such Security (or any portion thereof equal to a Principal Amount of $1,000 or any integral multiple of a Principal Amount of $1,000 in excess thereof) into Common Stock at any time prior to the close of business on the Final Maturity Date, at the Conversion Rate then in effect; provided, however, that, if such Security is called for redemption pursuant to Article 3, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Redemption Date for such Security (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed). The number of shares of Common Stock issuable upon conversion of a Security per $1,000 of Principal Amount thereof (the "Conversion Rate") shall be that set forth in paragraph 8 in the Securities, subject to adjustment as herein set forth. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

          A Security in respect of which a Holder has delivered a Repurchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of this Indenture.

          A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities to Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 4.

          Section 4.2  Conversion Procedure.
                       --------------------

          To convert a Security, a Holder must (a) complete and manually sign the conversion notice on the back of the Security and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, (d) pay any transfer or similar tax, if required, and (e) if the Company has exercised its option provided for in Section 14.1, make the payment, if any, required by the third paragraph of paragraph 8 on the reverse side of the form of Security attached hereto as Exhibit A. The date on which the
                                                ---------
Holder satisfies all of those requirements is the "Conversion Date." As soon as practicable after the Conversion Date, the Company shall deliver to the Holder through a Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and cash in lieu of any fractional shares pursuant to Section 4.3. Anything herein to the contrary notwithstanding, in the case of

Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures of the Depositary as in effect from time to time.

          The person in whose name the Common Stock certificate is registered shall be deemed to be a shareholder of record on the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Rate in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security.

          No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this
Article 4. On conversion of a Security, that portion of accrued Original Issue Discount (or interest, if the Company has exercised its option provided for in Section 14.1) attributable to the period from the Issue Date (or, if the Company has exercised the option provided for in Section 14.1, the later of (x) the date of such exercise and (y) the date on which interest was last paid) of the Security through the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Company has exercised its option provided for in Section 14.1) accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

          If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate Principal Amount of Securities converted.

          Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in Principal Amount to the unconverted portion of the Security surrendered.

          Section 4.3  Fractional Shares.
                       -----------------

          The Company will not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, the Company will pay an amount in cash based upon the closing price of the Common Stock on the Trading Day immediately prior to the Conversion Date.

          Section 4.4  Taxes on Conversion.
                       -------------------

          If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required bylaw or regulation.

          Section 4.5  Company to Provide Stock.
                       -------------------------

          The Company shall, prior to issuance of any Securities under this
Article 4, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock.

          All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

          The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or on the Nasdaq National Market of The Nasdaq Stock Market or other over-the-counter market or such other market on which the Common Stock is then listed or quoted.

          Section 4.6  Adjustment of Conversion Rate.
                       -----------------------------

          The Conversion Rate shall be adjusted from time to time by the Company as follows:

          (a) In case the Company shall (i) pay a dividend on its Common Stock in shares of Common Stock, (ii) make a distribution on its Common Stock in shares of Common

Stock, (iii) subdivide its outstanding Common Stock into a greater number of shares, or (iv) combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such Security been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

          (b) In case the Company shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the current market price per share of Common Stock (as determined in accordance with subsection (e) of this
Section 4.6) on the record date for the determination of shareholders entitled to receive such rights or warrants, no adjustment need be made to the Conversion Rate if the Holders of the Securities are to participate in such issuance of rights or warrants on a basis and with notice that the Board of Directors determines in good faith to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in such issuance of rights and warrants; provided, that no Holder shall be required to convert such
              --------
Holder's Securities. In the event that such determination is not made by the Board of Directors, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible), and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the current market price per share (as defined in subsection (e) of this Section 4.6) of Common Stock on such record date. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Rate shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

          (c) In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of capital stock (other than dividends or distributions of Common Stock on Common Stock to which Section 4.6(a) applies), evidences of indebtedness or other assets (including securities of any person other than the Company, but excluding all-cash distributions to which 4.6(d) applies or any rights or warrants referred to in 4.6(b)), then in each such case (unless (i) the Company elects to reserve such shares of capital stock, evidences of indebtedness or other assets for distribution to the Holders upon the conversion of the Securities so that any Holder converting Securities after the relevant record date will receive upon such conversion, in addition to the shares of Common Stock to which such Holder is entitled, the amount and kind of such shares of capital stock, evidences of indebtedness or other assets which such Holder would have received had such Holder converted its Securities immediately prior to the record date for the distribution of such shares of capital stock, evidences of indebtedness or other assets, or (ii) the Holders of the Securities are to participate in such distribution on a basis and with notice that the Board of Directors determines in good faith to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in such distribution; provided, that no Holder shall be required to
                                  --------
convert such Holder's Securities), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the current Conversion Rate by a fraction of which the numerator shall be the current market price per share (as defined in subsection (e) of this Section 4.6) of the Common Stock on such record date, and of which the denominator shall be the current market price per share (as defined in subsection (e) of this Section 4.6) of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined in good faith by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date). Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

          Each share of Common Stock issued upon conversion of Securities pursuant to this Article 4 shall be entitled to receive the appropriate number of Rights, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, in each case as provided by, and subject to the terms (including Section 22.2 thereof) of, the Rights Plan as in effect at the time of such conversion (whether or not such Rights have separated from the Common Stock at the time of such conversion). In the event that the Company implements any new stockholders' rights plan or amends, modifies or supplements the Rights Plan or any such new stockholders' rights plan (the "New Rights Plan"), such New Rights Plan shall provide that upon a conversion of the Securities the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights (whether or not such rights have separated from the Common Stock at the time of conversion) issuable pursuant to the New Rights Plan (it being agreed that the New Rights Plan may contain terms relating to such obligation substantially to the effect of those set forth in Section 22.2 of the Rights
Plan).

          Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.6(c) (and no adjustment to the Conversion Rate under this Section 4.6(c) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Rate under this Section 4.6(c), (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Rate shall be readjusted as if such rights and warrants had never been issued.

          (d) (1) In case the Company shall, by dividend or otherwise, at any time distribute (a "Triggering Distribution") to all or substantially all holders of its Common Stock cash distributions in an aggregate amount that, together with the aggregate amount of (A) any cash and the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any tender offer by the Company or a Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Rate adjustment pursuant to this Section 4.6 has been made and (B) all other cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Rate adjustment pursuant to this Section 4.6 has been made, exceeds an amount equal to 12.5% of the product of the current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 4.6) on the Business Day (the "Determination Date") immediately preceding the day on which such Triggering Distribution is declared by the Company multiplied by the number of shares of Common Stock outstanding on the Determination Date (excluding shares held in the treasury of the Company), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect immediately prior to the Determination Date by a fraction of which the numerator shall be such current market price per share of the Common Stock (as determined in accordance with subsection (e) of this Section 4.6) on the Determination Date, and the denominator shall be the current market price per share of the Common Stock (as determined in accordance with subsection (e) of this Section 4.6) on the Determination Date less the sum of the aggregate amount of cash and the aggregate fair market value (determined as aforesaid) of any such other consideration so distributed, paid or payable within such 12 months in respect of which no adjustment to the Conversion Rate under this Section 4.6 has previously been made (including, without limitation, the Triggering Distribution) applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date), such increase to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

          (2) In case any tender offer made by the Company or any of its Subsidiaries for Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee thereof ) of any other consideration) that, together with the aggregate amount of (A) any cash and the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any other tender offers by the Company or any Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of the Expiration Date (as defined below) and in respect of which no Conversion Rate adjustment pursuant to this Section 4.6 has been made and (B) all cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the Expiration Date and in respect of which no Conversion Rate adjustment pursuant to this Section 4.6 has been made, exceeds an amount equal to 12.5% of the product of the current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 4.6) as of the last date (the "Expiration Date") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "Expiration Time") multiplied by the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time, then, immediately prior to the opening of business on the day after the Expiration Date, the Conver-sion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to close of business on the Expiration Date by a fraction of which the numerator shall be the sum of
(x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 4.6) on the Trading Day next succeeding the Expiration Date, and the denominator shall be the product of the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the current market price per share of the Common Stock (as determined in accordance with subsection (e) of this Section 4.6) on the Trading Day next succeeding the Expiration Date, such increase to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased. If the application of this Section 4.6(d)(2) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this Section 4.6(d)(2).

          (3) For purposes of this Section 4.6(d), the term "tender offer" shall mean and include both tender offers and exchange offers, all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

          (e)  For the purpose of any computation under subsections (b), (c) and
(d) of this Section 4.6, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive Trading Days commencing 45 Trading Days before (i) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under subsection (d) of this Section 4.6 or (ii) the record date with respect to distributions, issuances or other events requiring such computation under subsection (b) or (c) of this Section 4.6. The closing price for each day shall be the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices in either case on the New York Stock Exchange (the "NYSE") or, if the Common Stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the last reported sales price of the Common Stock as quoted on Nasdaq (the term "Nasdaq" shall include, without limitation, the Nasdaq National Market) or, in case no reported sales takes place, the average of the closing bid and asked prices as quoted on Nasdaq or any comparable system or, if the Common Stock is not quoted on Nasdaq or any comparable system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no such prices are available, the current market price per share shall be the fair value of a share of Common Stock as determined in good faith by the Board of Directors (which shall be evidenced by an Officers' Certificate delivered to the Trustee).

          (f) In any case in which this Section 4.6 shall require that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 4.6, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.9) issuing to the Holder of any Security converted after such record date or Determination Date or Expiration Date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date

          Section 4.7  No Adjustment.
                       -------------

          No adjustment in the Conversion Rate shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which by reason of this Section 4.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 4 shall be made to the nearest cent or to the nearest 1/1000th of a share, as the case may be. No adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock. To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

          Section 4.8  Adjustment for Tax Purposes.
                       ---------------------------

          The Company shall be entitled to make such adjustments in the Conversion Rate, in addition to those required by Section 4.6, as it in its reasonable discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

          Section 4.9   Notice of Adjustment.
                        --------------------

          Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee an Officers' Certificate specifying the adjusted Conversion Rate, and briefly stating the facts requiring the adjustment and the manner of computing it.

          Section 4.10  Notice of Certain Transactions.
                        ------------------------------

          In the event that:

               (1) the Company takes any action which would require an adjustment in the Conversion Rate,

               (2) the Company takes any action that requires a supplemental indenture pursuant to Section 4.11, or

               (3)  there is a dissolution or liquidation of the Company,

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least fifteen days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 4.10.

          Section 4.11  Effect of Reclassification, Consolidation, Merger or
                        ----------------------------------------------------
Sale on Conversion Privilege.
----------------------------

          If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (b) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance of all or substantially all of the property and assets of the Company to any person, then the Company, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article 4. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 4.11 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

          In the event the Company shall execute a supplemental indenture pursuant to this Section 4.11, the Company shall promptly file with the Trustee
(x) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

          Section 4.12  Trustee's Disclaimer.
                        --------------------

          The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate including the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.9. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this
Article 4.

          The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.11.

          Section 4.13  Voluntary Increase.
                        ------------------

          The Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days or such longer period as may be required by law and if the increase is irrevocable during the period.


                                   ARTICLE 5

                                 SUBORDINATION

          Section 5.1   Securities Subordinated to Senior Indebtedness.
                        ----------------------------------------------

          The Company covenants and agrees, and each Holder of Securities issued hereunder by its acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 5; and each person holding any Security, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

          The payment of all amounts on account of all Securities issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full, in cash or other payment satisfactory to holders of Senior Indebtedness, of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter created, assumed or guaranteed.

          Section 5.2   Securities Subordinated to Prior Payment of All Senior
                        ------------------------------------------------------
Indebtedness on Dissolution, Liquidation, Reorganization, Etc., of the Company.
------------------------------------------------------------------------------

          Upon the payment or distribution of the assets of the Company of any kind or character, whether in cash, property or securities (including any collateral at any time securing the Securities), to creditors upon any dissolution, winding-up, liquidation or reorganization of the Company (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation, receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshaling of the assets and liabilities of the Company, or in any similar proceedings), then in such event:

          (a) all Senior Indebtedness shall first be paid in full, in cash or other payment satisfactory to holders of Senior Indebtedness, before any payment is made with respect to Principal Amount, Issue Price, accrued Original Issue Discount, accrued Additional Interest, if any, Restated Principal Amount, Redemption Price, Repurchase Price, Change in Control Purchase Price and interest, if any, on the Securities (collectively, the "Subordinated Security Obligations");

          (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted, or securities of the Company or any other person provided for by a plan of reorganization or readjustment, junior, or the payment of which is otherwise subordinate, at least to the extent provided in this Article 5, with respect to the Securities, to the payment of all Senior Indebtedness) to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article 5, including any such payment or distribution which may be payable or deliverable by reason of the payment of another debt of the Company being subordinated to the payment of the Securities, shall be paid or delivered by any debtor, custodian or other person making such payment or distribution, directly to the holders of the Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, for application to payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness; and

          (c) in the event that, notwithstanding the foregoing provisions of this Section 5.2, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted, or securities of the Company or any other person provided for by a plan of reorganization or readjustment, junior, or the payment of which is otherwise subordinate, at least to the extent provided for in this Article 5, with respect to the Securities, to the payment of all Senior Indebtedness), shall be received by the Trustee or any Paying Agent or the Holders before all Senior Indebtedness is paid in full, in cash or other payment satisfactory to holders of Senior Indebtedness, such payment or distribution (subject to the provisions of Sections 5.6 and 5.7) shall be held in trust for the benefit of, and shall be immediately paid or delivered by the Trustee, such Paying Agent or such Holders, as the case may be, to, the holders of Senior Indebtedness remaining unpaid or unprovided for, or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

          The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

          Upon any distribution of assets of the Company referred to in this
Article 5, the Trustee and the Holders shall be entitled to rely conclusively upon any order or decree by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceeding is pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 5.

          Section 5.3  Holders to Be Subrogated to Right of Holders of Senior
                       ------------------------------------------------------
Indebtedness.
------------

          Subject to the prior payment in full, in cash or other payment satisfactory to holders of Senior Indebtedness, of all Senior Indebtedness then due, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until the Subordinated Security Obligations shall be paid in full, and, for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of assets, whether in cash, property or securities, distributable to the holders of Senior Indebtedness under the provisions hereof to which the Holders would be entitled except for the provisions of this Article 5, and no payment pursuant to the provisions of this Article 5 to the holders of Senior Indebtedness by the Holders shall, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of Senior Indebtedness, it being understood that the provisions of this Article 5 are, and are intended, solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

          Section 5.4  Obligations of the Company Unconditional.
                       ----------------------------------------

          Nothing contained in this Article 5 or elsewhere in this Indenture or in any Security is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the Subordinated Security Obligations, as and when the same shall become due and payable in accordance with the terms of the Securities and this Indenture, or affect the relative rights of the Holders and other creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon the happening of an Event of Default under this Indenture, subject to the provisions of, and the rights, if any, under this
Article 5 of the holders of Senior Indebtedness to receive assets, whether in cash, property or securities, of the Company otherwise payable or deliverable to the Trustee or such Holder upon the exercise of any such remedy.

          Section 5.5  Company Not to Make Payment With Respect to Securities in
                       ---------------------------------------------------------
Certain Circumstances.
---------------------

          (a) Upon the happening of a default in payment (whether at maturity or at a date fixed for prepayment or by acceleration or otherwise) of the principal of, or premium, if any, or interest on any Senior Indebtedness, as such default is defined under or in respect of such Senior Indebtedness or in any agreement pursuant to which such Senior Indebtedness has been incurred, then, unless and until the amount of such Senior Indebtedness then due shall have been paid in full, in cash or other payment satisfactory to holders of Senior Indebtedness, or such default shall have been cured or waived or shall have ceased to exist, the Company shall not pay the Subordinated Security Obligations.

          (b) Upon the happening of an event of default with respect to any Senior Indebtedness (other than under circumstances when the terms of subsection
(a) of this Section 5.5 are applicable), as such event of default is defined under or in respect of such Senior Indebtedness or in any agreement pursuant to which such Senior Indebtedness has been incurred, permitting the holders thereof to accelerate the maturity thereof, and upon written notice thereof given to the Company and the Trustee by any one or more holders of such Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness have been issued (a "Default Notice"), then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, the Company shall not pay the Subordinated Security Obligations; provided, however, that the foregoing provisions of this sentence shall not prevent the making of any such payment (which is not otherwise prohibited by subsection (a) of this Section 5.5) for more than 180 days after the Default Notice shall have been given unless the Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety, in which case no such payment may be made until such acceleration has been waived, rescinded or annulled, or such Senior Indebtedness shall have been paid in full in cash or other payment satisfactory to holders of Senior Indebtedness. Notwithstanding the foregoing, not more than one Default Notice shall be given with respect to the same issue of Senior Indebtedness within a period of 360 consecutive days, and no event of default which existed or was continuing on the date of any Default Notice and was known to the holders of such issue of Senior Indebtedness shall be made the basis for the giving of a subsequent Default Notice by the holders of such issue of Senior Indebtedness.

          (c) In the event that, notwithstanding the foregoing provisions of this Section 5.5, the Company shall pay the Subordinated Security Obligations and such payment shall be received by the Trustee, any Holder or any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust), after the happening of a default or event of default, as the case may be, under any Senior Indebtedness of the type specified in subsections (a) and (b) of this Section 5.5, then, unless and until the amount of such Senior Indebtedness then due shall have been paid in full, in cash or other payment satisfactory to holders of Senior Indebtedness, or such default or event of default, as the case may be, shall have been cured or waived or shall have ceased to exist or any such acceleration referred to in the proviso to subsection (b) of this Section 5.5 shall have been waived, rescinded or annulled, such payment (subject, in each case, to the provisions of Sections 5.6 and 5.7 and the proviso contained in subsection (b) of this Section 5.5) shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture under which any instruments evidencing any of the Senior Indebtedness may have been issued ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of Senior Indebtedness.

          Section 5.6  Notice to Trustee.
                       -----------------

          The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article 5 or any other provision of this Indenture, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee, unless and until the Trustee shall have received written notice thereof from the Company or from the holder or holders of Senior Indebtedness or from their representative or representatives or from the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness have been issued; and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume conclusively that such facts do not exist.

          The Trustee shall be entitled to rely conclusively on the delivery to it of a written notice by a person representing himself or herself to be a holder of Senior Indebtedness (or a representative of such holder or the trustee under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness have been issued) to establish that such notice has been given by a holder of Senior Indebtedness or a representative of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this
Article 5, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of each person under this Article 5, and, if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

          Section 5.7  Application by Trustee of Money Deposited With It.
                       -------------------------------------------------

          Money deposited in trust with the Trustee or any Paying Agent pursuant to Section 10.1 and not in violation of this Article 5 shall be for the sole benefit of Holders and shall thereafter not be subject to the subordination provisions of this Article 5. Otherwise, any deposit of money by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of the Subordinated Security Obligations shall be subject to the provisions of Sections 5.1, 5.2, 5.3 and 5.5; except that, if two Business Days prior to the date on which by the terms of this Indenture any such money may become payable for any purpose (including, without limitation, the payment of the Subordinated Security Obligations) the Trustee shall not have received with respect to such money the notice provided for in Section 5.6, then the Trustee or any Paying Agent shall have full power and authority to receive such money and to apply such money to the purpose for which it was received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. This Section 5.7 shall be construed solely for the benefit of the Trustee and the Paying Agent and shall not otherwise affect the rights that holders of Senior Indebtedness may have to recover any such payments from the Holders in accordance with the provisions of this Article 5.

          Section 5.8  Subordination Rights Not Impaired by Acts or Omissions of
                       ---------------------------------------------------------
Company or Holders of Senior Indebtedness.
-----------------------------------------

          No right of any present or future holders of any Senior Indebtedness to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of any Senior Indebtedness may extend, renew, modify or amend the terms of such Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders.

          Section 5.9  Trustee to Effectuate Subordination.
                       -----------------------------------

          Each Holder of a Security by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 5 and appoints the Trustee its attorney-in-fact for any and all such purposes.

          Section 5.10  Right of Trustee to Hold Senior Indebtedness.
                        --------------------------------------------

          The Trustee, in its individual capacity, shall be entitled to all of the rights set forth in this Article 5 in respect of any Senior Indebtedness at anytime held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 9.7.

          Section 5.11  Article 5 Not to Prevent Events of Default.
                        ------------------------------------------

          The failure to make a payment on account of the Subordinated Security Obligations by reason of any provision in this Article 5 shall not be construed as preventing the occurrence of a default or an Event of Default.

          Section 5.12  No Fiduciary Duty Created to Holders of Senior
                        ----------------------------------------------
Indebtedness.
------------

          Notwithstanding any other provision in this Article 5, the Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness by virtue of the provisions of this Article 5.

          Section 5.13  Article Applicable to Paying Agents.
                        -----------------------------------

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 5 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 5 in addition to or in place of the Trustee; provided, however, that Sections 5.6, 5.10 and 5.12 shall not apply to the Company if it acts as Paying Agent.

          Section 5.14  Certain Conversions and Repurchases Deemed Payment.
                        --------------------------------------------------

          For the purposes of this Article 5 only, (1) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article 4 or upon repurchase of Securities by the Company on a Repurchase Date in accordance with Article 13 shall not be deemed to constitute a payment or distribution on account of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Additional Interest, if any, Restated Principal Amount, Redemption Price, Repurchase Price, Change in Control Purchase Price or interest, if any, on the Securities or on account of the purchase or other acquisition of Securities, and (2) the payment, issuance or delivery of cash (including cash paid for fractional shares upon conversion of a Security or repurchase of a Security on a Repurchase Date), property or securities (other than junior securities) upon conversion of a Security or repurchase of a Security by the Company on a Repurchase Date shall be deemed to constitute payment on account of the principal of such Security. For the purposes of this Section, the term "junior securities" means (a) shares of any stock of any class of the Company and (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 4.

                                   ARTICLE 6

                                   COVENANTS

          Section 6.1  Payment of Securities.
                       ---------------------

          The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. The Principal Amount, Restated Principal Amount, Issue Price plus accrued Original Issue Discount, Redemption Price, Repurchase Price, Change in Control Purchase Price and interest, if any, shall be considered paid on the applicable date due if on such date (or, in the case of a Repurchase Price, on the Business Day following the applicable Repurchase Date) the Trustee or the Paying Agent holds, in accordance with this Indenture, money or securities, if permitted hereunder, sufficient to pay all such amounts then due.

          The Company shall, to the extent permitted by law, pay interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Securities, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

          Section 6.2  SEC Reports; Rule 144A Information.
                       ----------------------------------

          The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a).

          If at any time while any of the Securities are "restricted securities" within the meaning of Rule 144, the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will prepare and will furnish to any Holder, any beneficial owner of Securities and any prospective purchaser of Securities designated by a Holder or a beneficial owner of Securities, promptly upon request, the information required pursuant to Rule 144A(d)(4) (or any successor thereto) under the Securities Act in connection with the offer, sale or transfer of Securities.

          Section 6.3  Compliance Certificates.
                       -----------------------

          The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2000), an Officers' Certificate as to the signers' knowledge of the Company's compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not each signer knows of any default or Event of Default. If such signer knows of such a default or Event of Default, the Officers' Certificate shall describe the default or Event of Default and the efforts to remedy the same. For the purposes of this Section 6.3, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

          Section 6.4  Further Instruments and Acts.
                       ----------------------------

          Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

          Section 6.5  Maintenance of Corporate Existence.
                       ----------------------------------

          Subject to Article 7, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises, and the existence, rights (charter and statutory) and franchises of its Subsidiaries; provided, however, that the Company will not be required to preserve any such right or franchise or the existence of any Subsidiary if the Board of Directors determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the outstanding Securities.

                                   ARTICLE 7

                             SUCCESSOR CORPORATION

          Section 7.1  When Company May Merge, Etc.
                       ---------------------------

          The Company shall not consolidate with or merge with or into any other corporation, or sell, lease, convey, assign or otherwise transfer all or substantially all of its property and assets to any other corporation unless:
(a) (i) if the resulting or surviving corporation or successor corporation is other than the Company, such resulting or surviving corporation or successor corporation is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and expressly assumes, by supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all obligations of the Company under the Securities and the Indenture, including the due and punctual payment of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Additional Interest, if any, Restated Principal Amount, Redemption Price, Repurchase Price, Change in Control Purchase Price or interest, if any, on the Securities, and the due and punctual performance and observance of all other covenants, agreements and conditions contained in this Indenture and the Securities to be performed or observed by the Company (including, without limitation, the obligations of the Company under Article 4 hereof) or (ii) if the Company is the resulting or surviving corporation but as a consequence of the consolidation or merger 80% or more of the Voting Stock of the Company is owned by a parent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, such parent corporation expressly assumes all of the obligations of the Company under the Securities and this Indenture as described in clause (i) above; (b) immediately after giving effect to such transaction, no default or Event of Default shall have occurred and be continuing; and (c) the Company shall deliver to the Trustee an Officers' Certificate and an

Opinion of Counsel, each of which shall comply with Section 12.4 and shall state that such transaction and any such supplemental indenture comply with this
Article 7 and that all conditions precedent herein provided for relating to such transaction have been complied with.

          Section 7.2  Successor Corporation Substituted; Exercise of Rights.
                       -----------------------------------------------------

          Upon any consolidation or merger, or any sale, lease, conveyance, assignment or other transfer of all or substantially all of the property and assets of the Company in accordance with Section 7.1, the successor corporation (if other than the Company) formed by such consolidation or into which the Company is merged or to which such sale, lease, conveyance, assignment or other transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and the predecessor corporation (except in the case of a lease) shall be released from all of its obligations under this Indenture and the Securities. In the case of an assumption by a parent corporation, as described in Section 7.1(a)(ii), such parent corporation shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such parent corporation had been named as the Company herein.

                                   ARTICLE 8

                             DEFAULT AND REMEDIES

          Section 8.1  Events of Default.
                       -----------------

          An "Event of Default" shall occur if:

               (1)  after exercise of the Company's option pursuant to Section
     14.1 hereof following a Tax Event, the Company defaults in the payment of interest upon any Security when such interest becomes due and payable, and such default continues for a period of 30 days;

               (2) the Company defaults in the payment of the Principal Amount (or, if the Securities have been converted to interest bearing securities following a Tax Event pursuant to Article 14, the Restated Principal Amount), Issue Price plus accrued Original Issue Discount, Redemption Price, Repurchase Price, Change in Control Purchase Price or Additional Interest on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise;

               (3) failure by the Company to deliver shares of Common Stock (including cash in lieu of fractional shares) required to be delivered following conversion of a Security in accordance with Article 4 of this Indenture and continuance of such default for five Business Days after receipt of notice by the Company of a Notice of Default; or

               (4) the Company fails to comply with any of its covenants or agreements in the Securities or this Indenture (other than those referred to in clauses (1), (2) and (3) above and other than any such covenants or agreements included in the Securities or this Indenture solely for the benefit of other series of debt securities) and such failure continues for 90 days after receipt by the Company of a Notice of Default;

               (5) default under any bond, debenture, note or other evidence of indebtedness for money borrowed of the Company having an outstanding principal amount in excess of $25,000,000, which default shall have resulted in such indebtedness being accelerated, without such indebtedness being discharged or such acceleration being rescinded or annulled within 30 days after receipt of notice thereof by the Company from the Trustee or the Company and the Trustee from the Holders of not less than 25% in aggregate Principal Amount of Securities then outstanding (unless such default has been cured or waived);

               (6) the Company pursuant to or within the meaning of any Bankruptcy Law:

                    (A)  commences a voluntary case or proceeding;

                    (B) consents to the entry of an order for relief against it in an involuntary case or proceeding;

                    (C) consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its property; or

                    (D) makes a general assignment for the benefit of its creditors; or

               (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (A) is for relief against the Company in an involuntary case or proceeding;

                    (B) appoints a Bankruptcy Custodian of the Company for all or substantially all of the property of the Company; or

                    (C)  orders the liquidation of the Company;

and in each case the order or decree remains unstayed and in effect for 90 days.

          The term "Bankruptcy Law" means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term "Bankruptcy Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          A default under clause (4) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities then outstanding notify the Company and the Trustee in writing, of the default, and the Company does not cure the default within 90 days after receipt of such notice. The notice given pursuant to this
Section 8.1 must specify the default, demand that it be remedied and state that the notice is a "Notice of Default." When any default under this Section 8.1 is cured, it ceases.

          The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder.

          Section 8.2  Acceleration.
                       ------------

          If an Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 8.1) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities then outstanding may, by written notice to the Company and the Trustee, declare all unpaid Issue Price plus accrued Original Issue Discount (or, if the Company has exercised its option provided for in Section 14.1, Restated Principal Amount plus accrued and unpaid interest) to the date of acceleration on the Securities then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in clause (6) or
(7) of Section 8.1 occurs, all unpaid Issue Price plus accrued Original Issue Discount (or, if the Company has exercised its option provided for in Section 14.1, Restated Principal Amount plus accrued and unpaid interest) on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by written notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the recission would not conflict with any judgement or decree and if all existing Events of Default have been cured or waived except nonpayment of the Issue Price plus accrued Original Issue

Discount (or, if the Company has exercised its option provided for in Section 14.1, Restated Principal Amount plus accrued and unpaid interest) that have become due solely as a result of acceleration. No such rescission shall affect any subsequent default or impair any right consequent thereto.

          Section 8.3  Other Remedies.
                       --------------

          If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or inequity to collect the payment of the Issue Price plus accrued Original Issue Discount (or, if the Company has exercised its option provided for in Section 14.1, Restated Principal Amount plus accrued and unpaid interest) on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

          Section 8.4  Waiver of Defaults and Events of Default.
                       ----------------------------------------

          The Holders of a majority in Principal Amount of the Securities then outstanding by notice to the Trustee may waive an existing default or Event of Default and its consequence, except (i) a default or Event of Default described in Section 8.1(1) or (2); (ii) any default or Event of Default in respect of any provision of this Indenture or the Securities which under Section 11.2 cannot be modified or amended without the consent of the Holder of each Security affected; or (iii) any default or Event of Default which constitutes a failure to convert any Security in accordance with the terms of Article 4. When a default or Event of Default is waived, it is cured and ceases. This Section 8.4 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

          Section 8.5  Control by Majority.
                       -------------------

          The Holders of a majority in aggregate Principal Amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it.

This Section 8.5 shall be in lieu of Section 316(a)1(A) of the TIA and such
Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

          Section 8.6  Limitations on Suits.
                       --------------------

          A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

               (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

               (2) the Holders of at least 25% in Principal Amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

               (3) such Holder or Holders offer indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

               (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

               (5) the Trustee shall have not received during such 60-day period a contrary direction from the Holders of a majority in Principal Amount of the Securities then outstanding.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

          Section 8.7  Rights of Holders to Receive Payment and to Convert.
                       ---------------------------------------------------

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the Principal Amount (or if the Securities have been converted to semiannual coupon debentures following a Tax Event pursuant to Article 14, the Restated Principal Amount), Issue Price plus accrued Original Issue Discount, Redemption Price, Repurchase Price, Change in Control Purchase Price or interest, if any, on the Security, on or after the respective due dates expressed in the Security and this Indenture, to convert such Security in accordance with Article 4, and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

          Section 8.8  Collection Suit by Trustee.
                       --------------------------

          If an Event of Default described in Section 8.1(1) or 8.1(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 9.7.

          Section 8.9  Trustee May File Proofs of Claim.
                       --------------------------------

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal Amount, Issue Price plus accrued Original Issue Discount, Restated Principal Amount, Redemption Price, Repurchase Price, Change in Control Purchase Price, Additional Interest, if any, or interest, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (a) to file and prove a claim for the whole amount of the Principal Amount, Issue Price plus accrued Original Issue Discount, Restated Principal Amount, Redemption Price, Repurchase Price, Change in Control Purchase Price, Additional Interest, if any, or interest, if any, and to file such other papers or documents as may be deemed necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, indemnification, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 9.7) and of the Holders allowed in such judicial proceeding, and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, indemnification, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.7.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          Section 8.10  Priorities.
                        ----------

          If the Trustee collects any money pursuant to this Article 8, it shall payout the money in the following order:

     FIRST:    to the Trustee for amounts due under Section 9.7;

     SECOND:   to the holders of Senior Indebtedness to the extent required by
               Article 5;

     THIRD: to Holders for amounts due and unpaid on the Securities for Principal Amount, Issue Price plus accrued Original Issue Discount, Restated Principal Amount, Redemption Price, Repurchase Price, Change in Control Purchase Price, Additional Interest, if any, or interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

     FOURTH:   the balance, if any, to the Company.

          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.10.

          Section 8.11  Undertaking for Costs.
                        ---------------------

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 8.7, or a suit by Holders of more than 10% in Principal Amount of the Securities then outstanding. This Section 8.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

          Section 8.12  Waiver of Usury, Stay or Extension Laws.
                        ---------------------------------------

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying Principal Amount, Issue Price plus accrued Original Issue Discount, Restated Principal Amount, Redemption Price, Repurchase Price, Change in Control Purchase Price or Additional Interest, if any, in respect of Securities, or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE 9

                                    TRUSTEE

          Section 9.1  Duties of Trustee.
                       -----------------

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b)  Except during the continuance of an Event of Default:

               (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others and no implied covenants, duties or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture. This Section 9.1 shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1)  this paragraph (c) does not limit the effect of subsection
     (b) of this Section 9.1;

               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5. Subparagraphs (c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 9.1 and shall extend to the Registrar, Paying Agent and employees and agents of the Trustee.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held intrust by the Trustee need not be segregated from other funds except to the extent required by law.

          Section 9.2  Rights of Trustee.
                       -----------------

          Subject to its duties and responsibilities under the TIA:

               (1) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

               (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Certificate or Opinion.

               (3) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

               (4) Subject to Section 7.1(c), the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

               (5) The Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any such action taken or suffered or omitted by it hereunder in good faith and in accordance with the advice or Opinion of Counsel.

               (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

               (7) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

               (8) No provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

          Section 9.3  Individual Rights of Trustee.
                       ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 9.10 and 9.11.

          Section 9.4  Trustee's Disclaimer.
                       --------------------

          The Trustee makes no representation as to the validity, adequacy or priority of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Indenture or the Securities other than its certificate of authentication.

          Section 9.5  Notice of Default or Events of Default.
                       --------------------------------------

          If a default or an Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Securityholder notice of the default or Event of Default within 90 days after it occurs unless such default or Event of Default has been cured or waived before the giving of such notice. Except in the case of a default or an Event of Default described in Section 8.1(1) or (2), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Securityholders. The second sentence of this
Section 9.5 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

          Section 9.6  Reports by Trustee to Holders.
                       -----------------------------

          If such report is required by TIA Section 313, within 60 days after each May 1, beginning with the May 1 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 1 that complies with TIA Section 313(a). The Trustee also shall comply with TIA
Section 313(b)(2) and (c).

          A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading.

          Section 9.7  Compensation and Indemnity.
                       --------------------------

          The Company shall pay to the Trustee from time to time reasonable compensation (as agreed to from time to time by the Company and the Trustee) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it, except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee (which for purposes of this Section 9.7 shall include its officers, directors, employees and agents) for, and hold it harmless against, any loss, liability or expense (including reasonable legal fees and expenses) incurred by it in connection with its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity, although the failure of the Trustee to give such notice shall not prejudice any of its indemnification rights hereunder unless the Company is materially adversely affected by such delay. The Company need not pay for any settlement without its written consent, which shall not be unreasonably withheld.

          The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its gross negligence or bad faith.

          To secure the Company's payment obligations in this Section 9.7, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the Principal Amount, Issue Price plus accrued Original Issue Discount, Restated Principal Amount,

Redemption Price, Repurchase Price, Change in Control Purchase Price, Additional Interest, if any, or interest, if any, on the Securities. The obligations of the Company under this Section 9.7 shall survive the discharge of this Indenture or the resignation or removal of the Trustee.

          When the Trustee incurs expenses or renders services after an Event of Default specified in clause (6) or (7) of Section 8.1 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          Section 9.8  Replacement of Trustee.
                       ----------------------

          The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 9.8. The Holders of a majority in Principal Amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may, with the Company's written consent, appoint a successor Trustee. The Company may remove the Trustee if:

               (1)  the Trustee fails to comply with Section 9.10;

               (2)  the Trustee is adjudged a bankrupt or an insolvent;

               (3) a receiver or other public officer takes charge of the Trustee or its property; or

               (4)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly, by resolution of its Board of Directors, appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 9.7.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 9.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Section 9.9   Successor Trustee by Merger, Etc.
                        ---------------------------------

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (by sale or otherwise) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 9.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

          Section 9.10  Eligibility; Disqualification.
                        -----------------------------

          The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee and its parent holding company shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. In determining whether the Trustee has conflicting interests as defined in TIA Section 310(b)(1), the provisions contained in the proviso to TIA Section 310(b)(1) shall be deemed included herein.

          Section 9.11  Preferential Collection of Claims Against Company.
                        -------------------------------------------------

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

          Section 9.12  Investment of Funds.
                        -------------------

          The Trustees shall not be required to invest any money held by it hereunder except as expressly directed in writing by the Company; provided that the Trustee shall only be required to invest in "permitted investments" which mature on or by the date such funds are required for disbursement. "Permitted investments," as used in this paragraph, shall include any of the following, if and to the extent the same are at the time legal for the investment of moneys proposed to be invested therein: (i) direct obligations of the United States or any agency thereof for the payment of which the full faith and credit of the United States is pledged, (ii) obligations fully and unconditionally guaranteed as a full faith and credit obligation by the United States, or (iii) money market funds that have been rated in the highest available rating category by Standard & Poor's Rating Services or Moody's Investors Service, Inc. or their respective successors (including money market funds for which the Trustee or any of its affiliates is investment manager or advisor). The Trustee shall not be responsible or liable for any loss resulting from any investment made at the direction of the Company. Except as in accordance with this paragraph, the Trustee shall not be liable to the Company for interest on funds held by it for the payment and discharge of Principal Amount, Issue Price plus accrued Original Issue Discount, Restated Principal Amount, Redemption Price, Repurchase Price, Change in Control Purchase Price, Additional Interest, if any, or interest, if any, in respect of the Securities to any Holder. Notwithstanding anything in this Section 9.12 (including, without limitation, the ability of the Company to direct the investment of money held by the Trustee hereunder), the right of any Holder of a Security to receive payment of the full amount of the Principal Amount, Issue Price plus accrued Original Issue Discount, Restated Principal Amount, Redemption Price, Repurchase Price, Change in Control Purchase Price, Additional Interest, if any, or interest, if any, in respect of the Securities on the date the same become due and payable is absolute and unconditional and shall not be impaired or affected.


                                  ARTICLE 10

                            DISCHARGE OF INDENTURE

          Section 10.1  Discharge of Liability on Securities.
                        ------------------------------------

          When (i) the Company delivers to the Trustee or any Paying Agent all outstanding Securities (other than Securities replaced pursuant to Section 2.7) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee or any Paying Agent cash or, if expressly permitted by the terms of the Securities, Common Stock sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.7), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 9.7, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

          Section 10.2  Repayment to the Company.
                        ------------------------

          The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for one year after the date such money or securities become due and payable, together with interest and dividends, if any, thereon, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.


                                 ARTICLE 11

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

          Section 11.1  Without Consent of Holders.
                        --------------------------

          The Company and the Trustee may amend or supplement this Indenture or the securities without notice to or consent of any Securityholder:

               (1) to comply with Sections 4.11 and 7.1;

               (2) to cure any ambiguity, defect or inconsistency;

               (3) to make any other change that does not adversely affect the rights of any Securityholder in any material respect;

               (4) to comply with the provisions of the TIA;

               (5) to appoint a successor Trustee;

               (6) to provide for any security or guarantees of the Securities;

               (7) to add events of default in respect of the Securities; or

               (8) to add covenants that would benefit the Securityholders or to surrender rights of the Company under the Indenture.

          Section 11.2  With Consent of Holders.
                        -----------------------

          The Company and the Trustee may amend or supplement this Indenture or the securities with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities then outstanding. The Holders of at least a majority in aggregate Principal Amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities without notice to any Securityholder. However, notwithstanding the foregoing but subject to Section 11.4, without the written consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 8.4, may not:

               (1) reduce the percentage of the aggregate Principal Amount of the outstanding Securities whose Holders must consent to an amendment, supplement or waiver;

               (2) make any change in the manner or rate of accrual or payment (if applicable) of Original Issue Discount, reduce the rate of interest referred to in paragraph 1 of the Securities, reduce the rate of interest referred to in Section 14.1 upon the occurrence of a Tax Event, or extend the time for payment of Original Issue Discount or interest, if any, on any Security;

               (3) reduce the Principal Amount, Restated Principal Amount, Issue Price, Repurchase Price or Change in Control Purchase Price or extend the Stated Maturity of any Security;

               (4) change the definition of "Change in Control" or "Change in Control Purchase Date" applicable to any Security or alter any of the other Change in Control provisions or any of the redemption provisions in a manner adverse to the Holder of any Security;

               (5) alter the conversion or purchase provisions with respect to any Security in a manner adverse to the Holder thereof;

               (6) make any changes in Section 8.4 or in this Section 11.2, except to increase any percentage in aggregate Principal Amount of outstanding Securities required for any amendment, supplement or waiver;

               (7) modify any of the subordination provisions in Article 5 of this Indenture in a manner adverse to the Holders of the Securities;

               (8) make any Security payable in money other than that stated in the Security; or

               (9) impair the right to institute suit for the enforcement of payment with respect to, or conversion of, the Securities.

          It shall not be necessary for the consent of the Holders under this
Section 11.2 to approve the particular form of any proposed amendment but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 11.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

          An amendment under this Section 11.2 or under Section 11.1 may not make any change that adversely affects the rights under Article 5 of any holder of an issue of Senior Indebtedness unless the holders of that issue, pursuant to its terms, consent to the change.

          Section 11.3  Compliance With Trust Indenture Act.
                        -----------------------------------

          Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

          Section 11.4  Revocation and Effect of Consents.
                        ---------------------------------

          Until an amendment or other action by Holders becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver or action becomes effective.

          After an amendment, waiver or action becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (9) of Section 11.2. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

          Section 11.5  Notation on or Exchange of Securities.
                        -------------------------------------

          Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notification in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

          Section 11.6  Trustee to Sign Supplemental Indentures.
                        ---------------------------------------

          The Trustee shall sign any supplemental indenture authorized pursuant to this Article 11 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall be entitled to receive, and (subject to Section 9.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

          Section 11.7  Effect of Supplemental Indentures.
                        ---------------------------------

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.


                                  ARTICLE 12

                                 MISCELLANEOUS

          Section 12.1  Trust Indenture Act Controls.
                        ----------------------------

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

          Section 12.2  Notices.
                        -------

          Any notice, request or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows:

          If to the Company:

               ALZA Corporation
               1900 Charleston Road, P.O. Box 7210
               Mountain View, CA 94039-7210
               Attention: General Counsel

          If to the Trustee:

               Chase Manhattan Bank and Trust Company, National Association 101 California Street, Suite 2725
               San Francisco, CA 94111
               Attention: Cecil D. Bobey

Such notices or communications shall be effective when received.

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Securityholder shall be mailed by first-class mail to it at its address shown on the register kept by the Registrar.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication to a Securityholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          Section 12.3  Communications by Holders With Other Holders.
                        --------------------------------------------

          Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

          Section 12.4  Certificate and Opinion as to Conditions Precedent.
                        --------------------------------------------------

          (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

               (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

          (b) Each Officers' Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (1) a statement that the person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

          Section 12.5  Record Date for Vote or Consent of Securityholders.
                        --------------------------------------------------

          The Company (or, in the event deposits have been made pursuant to Section 10.1, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall be the later of thirty (30) days prior to the first solicitation of such vote or consent or the date of the most recent list of Securityholders furnished to the Trustee pursuant to Section 2.5 prior to such solicitation. Notwithstanding the provisions of Section 11.4, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

          Section 12.6  Rules by Trustee, Paying Agent, Registrar and Conversion
                        --------------------------------------------------------
Agent.
-----

          The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

          Section 12.7  Legal Holidays.
                        --------------

          A "Legal Holiday" is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York or in the city where the Corporate Trust Office is located are not required to be open. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          Section 12.8   Governing Law.
                         -------------

          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          Section 12.9   No Adverse Interpretation of Other Agreements.
                         ---------------------------------------------

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company. Any such other indenture, loan or debt agreement of the Company may not be used to interpret this Indenture.

          Section 12.10  No Recourse Against Others.
                         --------------------------

          All liability described in paragraph 20 of the Securities of any director, officer, employee or shareholder, as such, of the Company is waived and released.

          Section 12.11  Successors.
                         ----------

          All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

          Section 12.12  Multiple Counterparts.
                         ---------------------

          The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

          Section 12.13  Separability.
                         ------------

          In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 12.14  Table of Contents, Headings, etc.
                         ---------------------------------

          The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                                  ARTICLE 13

               REPURCHASE OF SECURITIES AT OPTION OF THE HOLDER

          Section 13.1  General.
                        -------

          Securities shall be purchased by the Company pursuant to paragraph 9 of the Securities as of July 28, 2003, July 28, 2008 and July 28, 2013 (each, a "Repurchase Date"), at the repurchase price specified therein (each, a "Repurchase Price"), at the option of the Holder thereof, upon:

               (1) delivery to the Paying Agent, by the Holder of a written notice of purchase (a "Repurchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Repurchase Date until the close of business on such Repurchase Date stating:

                        (A) the certificate number of the Security which the Holder will deliver to be purchased,

                        (B) the portion of the Principal Amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof,

                        (C) that such Security shall be purchased as of the Repurchase Date pursuant to the terms and conditions specified in paragraph 9 of the Securities and in this Indenture, and

                        (D)   in the event the Company elects, pursuant to
          Section 13.2, to pay the Repurchase Price to be paid as of such Repurchase Date, in whole or in part, in shares of Common Stock but such portion of the Repurchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Repurchase Price in Common Stock is not satisfied prior to the close of business on such Repurchase Date, as set forth in Section 13.4, whether such Holder elects (i) to withdraw such Repurchase Notice as to some or all of the Securities to which such Repurchase Notice relates (stating the Principal Amount and certificate numbers of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Repurchase Price for all Securities (or portions thereof) to which such Repurchase Notice relates; and

               (2) delivery of such Security to the Paying Agent prior to, on or after the Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor; provided, however, that
                                                     --------  -------
     such Repurchase Price shall be so paid pursuant to this Article 13 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

          If a Holder, in such Holder's Repurchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 13.9, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 13.1(1), such Holder shall be deemed to have elected to receive cash in respect of the Repurchase Price for all Securities subject to such Repurchase Notice in the circumstances set forth in such clause
(D).

          The Company shall purchase from the Holder thereof, pursuant to this
Article 13, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

          Any purchase by the Company contemplated pursuant to the provisions of this Article 13 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of delivery of the Security.

          Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 13.1 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 13.9.

          The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

          Section 13.2   Company's Right to Elect Manner of Payment of
                         ---------------------------------------------
Repurchase Price.
----------------

          The Securities to be purchased pursuant to Section 13.1 may be paid for, at the election of the Company, in cash or Common Stock, or in any combination of cash and Common Stock, subject to the conditions set forth in Sections 13.3 and 13.4. The Company shall designate, in the Company Notice delivered pursuant to Section 13.5, whether the Company will purchase the Securities for cash or Common Stock, or, if a combination thereof, the percentages of the Repurchase Price of Securities in respect of which it will pay in cash or Common Stock; provided, that the Company will pay cash for
                             --------
fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this Article13 shall receive the same percentage of cash or Common Stock in payment of the Repurchase Price for such Securities, except (i) as provided in Section 13.4 with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Securityholders except pursuant to this Section 13.2 or pursuant to Section 13.4 in the event of a failure to satisfy, prior to the close of business on the Repurchase Date, any condition to the payment of the Repurchase Price, in whole or in part, in Common Stock.

          At least three Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

               (1)      the manner of payment selected by the Company,

               (2)      the information required by Section 13.5,

               (3) if the Company elects to pay the Repurchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 13.4 have been or will be complied with, and

               (4) whether the Company desires the Trustee to give the Company Notice required by Section 13.5.

          Section 13.3  Repurchase with Cash.
                        --------------------

          On each Repurchase Date, at the option of the Company, the Repurchase Price of Securities in respect of which a Repurchase Notice pursuant to Section
13.1 has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Repurchase Price of such Securities. If the Company elects to purchase Securities with cash, the Company Notice, as provided in Section 13.5, shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Repurchase Date (the "Company Notice Date").

          Section 13.4  Payment by Issuance of Common Stock.
                        -----------------------------------

          On each Repurchase Date, at the option of the Company, the Repurchase Price of Securities in respect of which a Repurchase Notice pursuant to Section
13.1 has been given, or a
specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Securityholders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Repurchase Price of such Securities in cash by (ii) the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

          The Company will not issue a fractional share of Common Stock in payment of the Repurchase Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

          If the Company elects to purchase the Securities by the issuance of shares of Common Stock, the Company Notice, as provided in Section 13.5, shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

          The Company's right to exercise its election to purchase the Securities pursuant to Article 13 through the issuance of shares of Common Stock shall be conditioned upon:

               (1) the Company's not having given its Company Notice of an election to pay entirely in cash and its giving of timely Company Notice of election to purchase all or a specified percentage of the Securities with Common Stock as provided herein;

               (2) the registration of the shares of Common Stock to be issued in respect of the payment of the Repurchase Price under the Securities Act or the Exchange Act, in each case, if required;

               (3) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

               (4) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Repurchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Repurchase Price in respect of the Securities, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that conditions (1), (2) and (3) above and the notice provision set forth in the second succeeding sentence below have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (2) and (3) above have been satisfied.

          Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount of Securities and the Sale Price of a share of Common Stock on each Trading Day during the period commencing on the first Trading Day of the period during which the Market Price is calculated and ending on the applicable Repurchase Date. The Company may pay the Repurchase Price (or any portion thereof) in Common Stock only if the Common Stock is then listed on the NYSE or quoted on the Nasdaq National Market of The Nasdaq Stock Market. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Repurchase Date and the Company has elected to purchase the Securities pursuant to this Article 13 through the issuance of shares of Common Stock, the Company shall pay the entire Repurchase Price of the Securities of such Holder or Holders in cash. Upon determination of the actual number of shares of Common Stock to be issued pursuant to this Article 13, the Company shall publish such number in a newspaper of national circulation.

          The "Market Price" means the average of the Sale Price of the Common Stock for the five Trading Day period ending on (if the third Business Day prior to the applicable Repurchase Date is a Trading Day, or if not, then on the last Trading Day prior to) the third Business Day prior to the applicable Repurchase Date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such Repurchase Date, of any event described in Sections 4.6(a), 4.6(b) or 4.6(c); subject, however, to the conditions set forth in
Section 4.7.

          The "Sale Price" of the Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by The Nasdaq Stock Market, or if the Common Stock is not quoted on The Nasdaq Stock Market, on the principal other market on which the Common Stock is then traded.

          Section 13.5  Notice of Election.
                        ------------------

          The Company's notice of election to purchase with cash or Common Stock or any combination thereof shall be sent to the Holders (and to beneficial owners as required by applicable law) in the manner provided in Section 12.2 at the time specified in Section 13.3 or 13.4, as applicable (the "Company Notice"). Such Company Notice shall state the manner of payment elected and shall contain the following information:

          In the event the Company has elected to pay the Repurchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:

               (1) state that each Holder will receive Common Stock with a Market Price determined as of a specified date prior to the Repurchase Date equal to such specified percentage of the Repurchase Price of the Securities held by such Holder (except any cash amount to be paid in lieu of fractional shares);

               (2) set forth the method of calculating the Market Price of the Common Stock; and

               (3) state that because the Market Price of Common Stock will be determined prior to the Repurchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Repurchase Date.

          In any case, each Company Notice shall include a form of Repurchase Notice to be completed by a Securityholder and shall state:

                    (A)  the Repurchase Price and the Conversion Rate;

                    (B) the name and address of the Paying Agent and the Conversion Agent;

                    (C) that Securities as to which a Repurchase Notice has been given may be converted pursuant to Article 4 hereof only if the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

                    (D) that Securities must be surrendered to the Paying Agent to collect payment;

                    (E) that the Repurchase Price for any security as to which a Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such Security as described in (D);

                    (F) the procedures the Holder must follow to exercise rights under Article 13 and a brief description of those rights;

                    (G)  briefly, the conversion rights of the Securities; and

                    (H) the procedures for withdrawing a Repurchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 13.1(1)(D) or Section 13.9).

          At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in
                                                    --------  -------
all cases, the text of such Company Notice shall be prepared by the Company.

          Upon determination of the actual number of shares of Common Stock to be issued for each $1,000 Principal Amount of Securities, the Company will publish such determination in a newspaper of national circulation.

          Section 13.6   Covenants of the Company.
                         ------------------------

          All shares of Common Stock delivered upon purchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

          The Company shall use its best efforts to list or cause to have quoted any shares of Common Stock to be issued to purchase Securities on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

          Section 13.7   Procedure upon Repurchase.
                         -------------------------

          The Company shall deposit cash (in respect of a cash purchase under Section 13.3 or for fractional interests, as applicable) or shares of Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section 13.10, sufficient to pay the aggregate Repurchase Price of all Securities to be purchased on the applicable Repurchase Date pursuant to this Article 13. As soon as practicable after the Repurchase Date, the Company shall deliver to each Holder entitled to receive Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Repurchase Price and cash in lieu of any fractional interests. The person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of shares of Common Stock on the Business Day following the Repurchase Date. Subject to Section 13.4, no payment or adjustment will be made for dividends on the Common Stock the record date for which occurred on or prior to the Repurchase Date.

          Section 13.8   Taxes.
                         -----

          If a Holder of a Security is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

          Section 13.9  Effect of Repurchase Notice.
                        ---------------------------

          Upon receipt by the Paying Agent of the Repurchase Notice, the Holder of the Security in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Repurchase Price with respect to such Security. Such Repurchase Price shall be paid to such Holder, subject to receipt of funds and/or securities by the Paying Agent, promptly following the later of (x) the Repurchase Date with respect to such Security (provided the conditions in Section 13.1 have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 13.1. Securities in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to
Article 4 hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn as specified in the following two paragraphs.

          A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to the close of business on the Repurchase Date specifying:

               (1) the certificate number of the Security in respect of which such notice of withdrawal is being submitted,

               (2) the Principal Amount of the Security with respect to which such notice of withdrawal is being submitted; and

               (3) the Principal Amount, if any, of such Security which remains subject to the original Repurchase Notice and which has been or will be delivered for purchase by the Company.

          A written notice of withdrawal of a Repurchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Repurchase Notice pursuant to the terms of
Section 13.1(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 13.1(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

          There shall be no purchase of any Securities pursuant to Article 13 (other than through the issuance of Common Stock in payment of the Repurchase Price, including cash in lieu of fractional shares) if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Repurchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price with respect to such Securities) in which case, upon such return, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

          Section 13.10   Deposit of Repurchase Price.
                          ---------------------------

          Prior to 11:00 a.m. (New York City time) on the Business Day following the Repurchase Date the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of money (in immediately available funds if deposited on such Business Day) or Common Stock, if permitted hereunder, sufficient to pay the aggregate Repurchase Price of all of the Securities or portions thereof which are to be purchased as of the Repurchase Date.

          Section 13.11   Securities Repurchased in Part.
                          ------------------------------

          Any Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form reasonably satisfactory to the Company or the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not purchased.

          Section 13.12   Compliance with Securities Laws Upon Purchase of
                          ------------------------------------------------
Securities.
----------

          In connection with any offer to purchase or purchase of Securities under Article 13 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under
Article 13 to be exercised in the time and in the manner specified in Article
13.

          Section 13.13   Repayment to the Company.
                          ------------------------

          The Trustee and the Paying Agent shall return to the Company any cash or shares of Common Stock that remain unclaimed as provided in paragraph 15 of the Securities, together with interest or dividends, if any, thereon held by them for the payment of the Repurchase Price; provided, however, that to the
                                              --------  -------
extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 13.10 exceeds the aggregate Repurchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the Repurchase Date, then promptly after the Business Day following the Repurchase Date the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon.


                                  ARTICLE 14

                         SPECIAL TAX EVENT CONVERSION

          Section 14.1  Optional Conversion to Interest Bearing Securities Upon
                        -------------------------------------------------------
Tax Event.
---------

          From and after (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Company exercises such option, whichever is later (the "Option Exercise Date"), at the option of the Company, interest in lieu of future Original Issue Discount shall accrue at the rate of 3.00% per annum on a restated principal amount per $1,000 original Principal Amount (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued to the Option Exercise Date and shall be payable semiannually on January 28 and July 28 of each year (each an "Interest Payment Date") to holders of record at the close of business on January 13 or July 13 (each a"Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Option Exercise Date. Within 15 days of the occurrence of a Tax Event, the Company shall mail a written notice of such Tax Event by first-class mail to the Trustee and within 15 days of its exercise of such option the Company shall mail a written notice of the Option Exercise Date by first-class mail to the Trustee and Holders of the Securities. From and after the Option Exercise Date, (i) the Company shall be obligated to pay at Stated Maturity, in lieu of the Principal Amount of a Security, the Restated Principal Amount thereof and (ii) "Issue Price and accrued Original Issue Discount," "Issue Price plus Original Issue Discount" or similar words, as used herein, shall mean Restated Principal Amount plus accrued and unpaid interest with respect to any Security. Securities authenticated and delivered after the Option Exercise Date may, and shall if required by the Trustee, bear a notation in a form approved by the Trustee as to the conversion of the Securities to interest bearing securities.

          Section 14.2  Payment of Interest; Interest Rights Preserved.
                        ----------------------------------------------

          (a) Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States. In the case of a Global Security, interest payable on any Interest Payment Date will be paid to the Depositary, with respect to that portion of such Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such Global Security to the accounts of the beneficial owners thereof.

          (b) Except as otherwise specified with respect to the Securities, any interest on any Security that is payable, but is not punctually paid or duly provided for, within 30 days following on any Interest Payment Date (herein called "Defaulted Interest", which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Securities), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, as its election in each case, as provided in clause (1) or (2) below:

               (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which shall not be less than 25 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest ("Special Record Date") which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities at his address as it appears on the list of Securityholders maintained pursuant to Section
     2.5 not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

               (2) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section and Section 2.6, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to Original Issue Discount and interest, if any, accrued and unpaid, and to accrue, which were carried by such other Security.


                           [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.


                                             ALZA CORPORATION


                                             By: /s/ Matthew K. Fust
                                                 ----------------------------
                                                 Name:  Matthew K. Fust
                                                 Title: Senior Vice President
                                                        and Chief Financial
                                                        Officer


                                             CHASE MANHATTAN BANK AND TRUST
                                             COMPANY, NATIONAL ASSOCIATION,
                                             as Trustee


                                             By: /s/ Cecil Bobey
                                                 -------------------------------
                                                 Name:  Cecil Bobey
                                                 Title: Assistant Vice President

                                   EXHIBIT A
                          [FORM OF FACE OF SECURITY]

          FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT WITH RESPECT TO EACH $1,000 OF PRINCIPAL AMOUNT OF THIS SECURITY IS $448.74, THE ISSUE DATE IS JULY 28, 2000, AND THE YIELD TO MATURITY IS 3.0% PER ANNUM.

          [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]/1/

          [THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY STATE SECURITIES

_________________________
     /1/ These paragraphs should be included only if the Security is a Global Security.

LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD UNDER RULE 144(k) (OR ANY SUCCESSOR PROVISION) UNDER THE SECURITIES ACT WHICH IS APPLICABLE TO THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE"), ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (D) PURSUANT TO AND IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR (E) PURSUANT TO AND IN COMPLIANCE WITH ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE CONDITION THAT, IF THIS SECURITY IS SOLD OR TRANSFERRED PURSUANT TO THIS CLAUSE
(E), THIS SECURITY MUST UPON SUCH SALE OR TRANSFER CEASE TO BE A "RESTRICTED SECURITY" WITHIN THE MEANING OF RULE 144 (OR ANY SUCCESSOR PROVISION) UNDER THE SECURITIES ACT), SUBJECT TO THE RIGHT OF THE COMPANY, ANY REGISTRAR FOR THIS SECURITY AND THE TRUSTEE, PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR A REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

          THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE

HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.]/2/

__________________________
     /2/ These paragraphs to be included only if the Security is a Transfer Restricted Security.

                               ALZA CORPORATION

              ZERO COUPON CONVERTIBLE SUBORDINATED DEBENTURE DUE
                                 JULY 28, 2020

No. R-                                                         CUSIP:02261W-AA-7
Issue Date:  __________________                 Original Issue Discount: $448.74
Issue Price: $551.26                          (for each $1,000 Principal Amount)
(for each $1,000 Principal Amount)

          ALZA Corporation, a Delaware corporation (the "Company"), which terms shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to _____________________________________, or registered assigns, the Principal Amount of ___________ Dollars ($____________) on July 28, 2020 [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the other side of this Security].3

          This Security shall not bear interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security. Additional provisions of this Security are set forth on the other side of this Security.

                           [SIGNATURE PAGE FOLLOWS]


__________________________
     /3/  This phrase should be included only if the Security is a Global
          Security.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                                  ALZA CORPORATION


                                                  By:___________________________
                                                     Name:
                                                     Title:


Attest:


By:_________________________
   Name:
   Title:

Dated:



Trustee's Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.

CHASE MANHATTAN BANK AND TRUST COMPANY,
NATIONAL ASSOCIATION
as Trustee

By:_______________________
   Authorized Signatory

                      [FORM OF REVERSE SIDE OF SECURITY]

                               ALZA CORPORATION

                ZERO COUPON CONVERTIBLE SUBORDINATED DEBENTURE
                               DUE JULY 28, 2020


     1.  Interest
         --------

         This Security shall not bear interest, except as specified in this paragraph or in paragraph 10 hereof. If the Principal Amount hereof or any portion of such Principal Amount is not paid when due (whether upon acceleration pursuant to Section 8.2 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of Change in Control Purchase Price pursuant to paragraph 7 hereof, upon the date set for payment of the Repurchase Price pursuant to paragraph 9 or upon the Stated Maturity of this Security) or if interest due hereon or any portion of such interest is not paid when due in accordance with paragraph 10 hereof, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 4.00% per annum, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable as set forth in the Indenture. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

         Original Issue Discount (the difference between the Issue Price and the Principal Amount of the Security), in the period during which a Security remains outstanding, shall accrue at 3.00% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date of this Security.

     2.  Method of Payment
         -----------------

         Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Redemption Prices, Repurchase Prices, Change in Control Purchase Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money directly to the Holder.

     3.   Paying Agent, Registrar and Conversion Agent
          --------------------------------------------

          Initially, Chase Manhattan Bank and Trust Company, National Association (the "Trustee", which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change and appoint any Paying Agent, Registrar or Conversion Agent without notice to the Holder, except that the Company will maintain at least one Paying Agent in the Borough of Manhattan, the City of New York, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent, Registrar or Conversion Agent.

     4.   Indenture, Limitations. This Security is one of a duly authorized
          ----------------------
issue of Securities of the Company designated as its Zero Coupon Convertible Subordinated Debentures Due July 28, 2020 (the "Securities"), issued under an Indenture, dated as of July 28, 2000 (together with any supplemental indentures thereto, the "Indenture"), between the Company and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them.

          The Securities are general unsecured obligations of the Company limited to $910,000,000 aggregate Principal Amount, subject to Section 2.2 of the Indenture. The Indenture does not limit other debt of the Company, secured or unsecured, including Senior Indebtedness.

     5.   Optional Redemption
          -------------------

          No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Prices set forth below, provided that the Securities are not redeemable prior to July 28, 2003.

          The table below shows Redemption Prices of a Security per $1,000 Principal Amount on the dates shown below and at Stated Maturity, which prices reflect accrued Original Issue Discount calculated through each such date. The Redemption Price of a Security redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued since the next preceding date in the table.


                                                 (2)
                                 (1)       -------------------
                          --------------     Accrued Original         (3)
     Redemption Date         Debenture     -------------------  Redemption Price
     ------------------   --------------      Issue Discount
                            Issue Price    -------------------      (1) + (2)
                          --------------         at 3.00%       ----------------
                                           -------------------

     July 28, 2003......             $551.26               $ 51.51     $  602.77
     July 28, 2004......             $551.26               $ 69.73     $  620.99
     July 28, 2005......             $551.26               $ 88.50     $  639.76
     July 28, 2006......             $551.26               $107.84     $  659.10
     July 28, 2007......             $551.26               $127.76     $  679.02
     July 28, 2008......             $551.26               $148.28     $  699.54
     July 28, 2009......             $551.26               $169.43     $  720.69
     July 28, 2010......             $551.26               $191.21     $  742.47
     July 28, 2011......             $551.26               $213.65     $  764.91
     July 28, 2012......             $551.26               $236.77     $  788.03
     July 28, 2013......             $551.26               $260.59     $  811.85
     July 28, 2014......             $551.26               $285.13     $  836.39
     July 28, 2015......             $551.26               $310.40     $  861.67
     July 28, 2016......             $551.26               $336.45     $  887.71
     July 28, 2017......             $551.26               $363.28     $  914.54
     July 28, 2018......             $551.26               $390.92     $  942.18
     July 28, 2019......             $551.26               $419.40     $  970.66
     At Stated Maturity              $551.26               $448.74     $1,000.00

          If converted to an interest bearing security following the occurrence of a Tax Event, the Redemption Price of the Security will be the Restated Principal Amount plus accrued and unpaid interest from the date of such conversion through the Redemption Date; but in no event will this Security be redeemable before July 28, 2003.

     6.   Notice of Redemption
          --------------------

          Notice of redemption will be mailed by first-class mail at least 15 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 Principal Amount may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price, Original Issue Discount and interest, if any, ceases to accrue on Securities or portions thereof called for redemption.

     7.   Purchase of Securities at Option of Holder Upon a Change in Control
          -------------------------------------------------------------------

          At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the Principal Amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on the date that is 35 Business Days after the occurrence of a Change in Control, at a Change in Control Purchase Price equal to the Issue Price plus accrued Original Issue Discount through the Change in Control Purchase Date. The Holder shall have the right to withdraw any Change in Control Purchase Notice (in whole or in a portion thereof that is $1,000 Principal Amount or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

          If prior to a Change in Control Purchase Date this Security has been converted to an interest bearing security following the occurrence of a Tax Event, the Change in Control Purchase Price shall be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Change in Control Purchase Date.

     8.   Conversion
          ----------

          A Holder of a Security may convert the Security into shares of Common Stock at any time prior to the close of business on July 28, 2020; provided, however, that if the Security is called for redemption, the conversion right will terminate at the close of business on the Business Day immediately preceding the Redemption Date for such Security or such earlier date as the Holder presents such Security for redemption (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed). A Security in respect of which a Holder has delivered a Repurchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

          The initial Conversion Rate is 7.0135 shares of Common Stock per $1,000 Principal Amount, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

          In the event the Company exercises its option pursuant to Section 14.1 of the Indenture to have interest in lieu of Original Issue Discount accrue on the Security following a Tax Event, the Holder will be entitled on conversion to receive the same number of shares of Common Stock such Holder would have received if the Company had not exercised such option. If the Company exercises such option, Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business of such Interest Payment Date (except Securities to be redeemed on a date during the period from the close of business on such Regular Record Date until the open of business on the first Business Day after such Interest Payment Date, or if such Interest Payment Date is not a Business Day, until the open of business on the second Business Day after such

Interest Payment Date) must be accompanied by payment from the Holder of an amount equal to the interest thereon that the registered Holder is to receive from the Company on such Interest Payment Date. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted Securities will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.

          A Holder may convert a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Security, that portion of accrued Original Issue Discount (or interest if the Company has exercised its option provided for in paragraph 10 hereof) attributable to the period from the Issue Date (or, if the Company has exercised the option referred to in paragraph 10 hereof, the later of (x) the date of such exercise and (y) the date on which interest was last paid) through the Conversion Date with respect to the converted Security shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Company has exercised its option provided for in paragraph 10 hereof) accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

          No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the closing price (as defined in the Indenture) of the Common Stock on the Trading Day immediately prior to the Conversion Date.

          To convert a Security, a Holder must (a) complete and manually sign the Conversion Notice set forth below and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required.

     9.   Repurchase By the Company at the Option of the Holder. Subject to the
          -----------------------------------------------------
terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on the following Repurchase Dates and at the following Repurchase Prices per $1,000 Principal Amount, upon delivery of a Repurchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on such Repurchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

                 Repurchase Date        Repurchase Price
               -------------------    --------------------
               July 28, 2003                 $602.77
               July 28, 2008                 $699.54
               July 28, 2013                 $811.85


          The Repurchase Price (equal to the Issue Price plus accrued Original Issue Discount through the Repurchase Date) may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof.

          If prior to a Repurchase Date this Security has been converted to an interest bearing security following the occurrence of a Tax Event, the Repurchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion through the Repurchase Date.

          Holders have the right to withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

          If cash (and/or securities if permitted under the Indenture) sufficient to pay the Repurchase Price of all Securities or portions thereof to be purchased as of the Repurchase Date, is deposited with the Paying Agent on the Business Day following the Repurchase Date, Original Issue Discount ceases to accrue on such Securities (or portions thereof) immediately after such Repurchase Date, and the Holder thereof shall have no other rights as such (other than the right to receive the Repurchase Price upon surrender of such Security).

     10.  Tax Event
          ---------

          From and after (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Company exercises such option, whichever is later (the "Option Exercise Date"), at the option of the Company, interest in lieu of future Original Issue Discount shall accrue at the rate of 3.00% per annum on a Principal Amount per Security (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued through the Option Exercise Date and shall be payable semiannually on January 28 and July 28 of each year (each an "Interest Payment Date") to holders of record at the close of business on January 13 or July 13 (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date.

          Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States.

          Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 14.2(b) of the Indenture.

     11.  Conversion Arrangement on Call for Redemption
          ---------------------------------------------

          Any Securities called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Stock of the Company and to make payment for such Securities to the Paying Agent in trust for such Holders.

     12.  Subordination
          -------------

          The indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, in cash or other payment satisfactory to the holders of Senior Indebtedness, of the Company. Any Holder by accepting this Security agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect.

          In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness.

     13.  Denominations, Transfer, Exchange
          ---------------------------------

          The Securities are in registered form without coupons in denominations of $1,000 of Principal Amount and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

     14.  Persons Deemed Owners
          ---------------------

          The Holder of a Security may be treated as the owner of it for all purposes.

     15.  Unclaimed Money
          ---------------

          The Trustee and the Paying Agent shall return to the Company upon written request for the payment of any amount with respect to Securities that remains unclaimed for one year, subject to applicable unclaimed property law. After that, Holders entitled to money or securities must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another person.

     16.  Amendment, Supplement and Waiver
          --------------------------------

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in Principal Amount of the Securities then outstanding, and an existing default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in Principal Amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

     17.  Successor Corporation
          ---------------------

          When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation will (except in certain circumstances specified in the Indenture) be released from those obligations.

     18.  Defaults and Remedies
          ---------------------

          Under the Indenture, Events of Default include (i) if the Securities have been converted to interest bearing securities following a Tax Event, default in the payment of interest which default continues for a period of 30 days; (ii) default in payment of the Principal Amount (or, if the Securities have been converted to interest bearing securities following a Tax Event, the Restated Principal Amount), Issue Price plus accrued Original Issue Discount, Redemption Price, Repurchase Price, Change in Control Purchase Price or Additional Interest, as the case may be, in respect of the Securities when the same becomes due and payable; (iii) failure to deliver shares of Common Stock following conversion of a Security and continuance of such default for five days; (iv) failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (v) default under any bond, debenture, note or other evidence of indebtedness for money borrowed of the Company having an aggregate outstanding principal amount of in excess of $25,000,000, which default shall have resulted in such indebtedness being accelerated, without such indebtedness being discharged or such acceleration having been rescinded or annulled, subject to notice and passage of time; and (vi) certain events of bankruptcy, insolvency or reorganization of the Company. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in Principal Amount of the Securities then outstanding may declare the Securities then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, the Securities outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture.

     19.  Trustee Dealings With the Company
          ---------------------------------

          Chase Manhattan Bank and Trust Company, National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

     20.  No Recourse Against Others
          --------------------------

          A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

     21.  Authentication
          --------------

          This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

     22.  Abbreviations and Definitions
          -----------------------------

          Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

          All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

     23.  Indenture to Control; Governing Law
          -----------------------------------

          In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles.

          The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: ALZA Corporation, 1900 Charleston Road, P.O. Box 7210, Mountain View, CA 94039-7210,
Attention: Corporate and Investor Relations.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

          I or we assign and transfer this Security to

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                (Print or type assignee's name, address and zip code)

and irrevocably appoint

________________________________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

                 Your Signature:________________________________________________
                                (Sign exactly as your name appears on the other side of this Security)

Date:__________________

* Signature guaranteed by:______________________________________________________

By:_____________________________________________________________________________

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                               CONVERSION NOTICE

          To convert this Security into Common Stock of the Company, check the box: [ ]

          To convert only part of this Security, state the Principal Amount to be converted (must be $1,000 or a multiple of $1,000):
$ ___________________________________________

          If you want the stock certificate made out in another person's name, fill in the form below:


________________________________________________________________________________
               (Insert other person's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                 Your Signature:________________________________________________
                               (Sign exactly as your name appears on the other side of this Security)

Date:______________________

* Signature guaranteed by:______________________________________________________

By:_____________________________________________________________________________

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased, in whole or in part, by the Company pursuant to Section 3.8 of the Indenture, check the following box: [ ]

          If you want to have only part of this Security purchased by the Company pursuant to Section 3.8 of the Indenture, state the Principal Amount you want to be purchased (must be $1,000 or a multiple of $1,000): $__________

               Your Signature:__________________________________________________
                              (Sign exactly as your name appears on the other side of this Security)

Date:____________________

* Signature guaranteed by:______________________________________________________

By:_____________________________________________________________________________

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                    SCHEDULE OF EXCHANGES OF SECURITIES/4/


          The following exchanges, redemptions, repurchases or conversions of a part of this Global Security have been made:

  Date of Exchange     Amount of decrease     Amount of increase in     Principal Amount of this       Signature of authorized
 ------------------    in Principal Amount     Principal Amount of      Global Security following       officer of Trustee or
                         of this Global        this Global Security      such decrease or increase       Securities Custodian
                           Security          -----------------------   -----------------------------  --------------------------
                      ---------------------



_________________________

     /4/ This schedule should be included only if the Security is a Global Security.

           CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                OF TRANSFER OF TRANSFER RESTRICTED SECURITIES/5/

Re: Zero Coupon Convertible Subordinated Debentures Due July 28, 2020 (the "Securities") of ALZA Corporation.


     This certificate relates to $_____________ principal amount at maturity of Securities owned in (check applicable box)

     [_] book-entry or [_] definitive form by ______________ (the "Transferor").

     The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

          In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section
     2.12 of the Indenture, dated as of July 28, 2000, between ALZA Corporation and Chase Manhattan Bank and Trust Company, National Association (the "Indenture"), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933 (the "Securities Act") (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

     [_] Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

     [_] Such Security is being acquired for the Transferor's own account, without transfer.

     [_] Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

     [_] Such Security is being transferred to a person the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A or any successor provision thereto ("Rule 144A") under the Securities Act) that is purchasing for its own account or for the account of a "qualified institutional buyer", in each case to whom notice has been

_________________________

     /5/ This schedule should only be included if this Security is a Transfer Restricted Security.

     given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

     [ ] Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) ("Rule 144") under the Securities Act.

     [ ] Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a "restricted security" within the meaning of Rule 144 under the Securities Act.

          The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a Global Security which is a "restricted security" within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to Rule 144A under the Securities Act and such transferee must be a "qualified institutional buyer" (as defined in Rule 144A).

                         (Insert Name of Transferor)By:_________________________

Date:_________________